                                                                    EXHIBIT 10-1


              FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


         THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made as of the 30th day of June, 1999, by and among AMERICAN REAL ESTATE INVESTMENT, L.P., a Delaware limited partnership ("Borrower"), AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation ("REA"), each having its principal place of business at 620 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, BANKBOSTON, N.A. ("BankBoston"), the other lending institutions which are parties to this Agreement as "Lenders", and the other lending institutions that may become parties hereto pursuant to
Section 18 (together with BankBoston, the "Lenders"), BANKBOSTON, N.A., as Agent for the Lenders (the "Agent") and FIRST UNION NATIONAL BANK, as documentation agent.

                                 R E C I T A L S

         WHEREAS, Borrower, REA, Agent, BankBoston and certain of the Lenders entered into that certain Revolving Credit Agreement, dated April 29, 1998, as amended by that certain First Amendment to Revolving Credit Agreement and Other Loan Documents, dated July 22, 1998, by and among Borrower, REA, Agent, BankBoston and certain of the Lenders and certain of the Guarantors, as amended by that certain Second Amendment to Revolving Credit Agreement and Other Loan Documents, dated October 16, 1998, by and among Borrower, REA, Agent, BankBoston and certain of the Guarantors, as further amended by that certain Third Amendment to Revolving Credit Agreement and Other Loan Documents, dated October 16, 1998, by and among Borrower, REA, Agent, BankBoston, certain of the Lenders and certain of the Guarantors, as further amended by that certain Fourth Amendment to Revolving Credit Agreement and Other Loan Documents, dated November 30, 1998, by and among Borrower, REA, Agent, BankBoston, certain of the Lenders and certain of the Guarantors, and as further amended by that certain Fifth Amendment to Revolving Credit Agreement and Other Loan Documents, dated April 26, 1999, by and among Borrower, REA, Agent, BankBoston, certain of the Lenders and certain of the Guarantors (collectively, the "Original Loan Agreement"); and

         WHEREAS, Borrower has requested that Agent and the Lenders modify certain provisions of the Original Loan Agreement; and

         WHEREAS, Borrower, the Lenders and Agent desire to amend and restate the Original Loan Agreement in its entirety; and


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         NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby amend and restate the Original Loan Agreement in its entirety and covenant and agree as follows:

         Section 1 DEFINITIONS AND RULES OF INTERPRETATION.

         Section 1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

                  AFFILIATE. As applied to any Person, (i) any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person; (ii) any officer, director, member, partner or shareholder of such Person; or (iii) if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual, any trust whose principle beneficiary is such individual or one or more members of the immediate family of such individual and any Person who Controls, is Controlled by or is under common Control with any such trust.

                  AGENT. BankBoston, N.A., acting as administrative agent for the Lenders, and its successors and assigns.

                  AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

                  AGREEMENT. This First Amended and Restated Revolving Credit Agreement, including the SCHEDULES and EXHIBITS hereto.

                  APPLICABLE MARGIN. On any date, the applicable margin set forth below based on the ratio of the Consolidated Total Liabilities of REA to the Consolidated Total Assets of REA:

         Ratio                                                  LIBOR Rate Loans
         -----                                                  ----------------
         60% or greater                                         2.00%

         Greater than or equal to 55% but less than 60%.        1.875%

         Greater than or equal to 50% but less than 55%         1.75%

         Less than 50%                                          1.625%



Notwithstanding the foregoing, commencing on October 1, 1999, if at any time the ratio of the Consolidated Total Liabilities of REA to the Consolidated Total Assest of REA is greater than or

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equal to 60%, then the corresponding Applicable Margin shall be 2.25%. The
Applicable Margin shall not be reduced based upon the above ratios until five
(5) Business Days following the delivery by Borrower to Agent of such evidence as the Agent may require (including without limitation, the delivery of the Compliance Certificate to the Agent) that such ratio is less than the threshold indicated above which corresponds to such reduced Applicable Margin. In the event of any change in such ratio that would cause the Applicable Margin to increase, the Borrower shall notify the Agent within five (5) Business Days of such event, and regardless of whether Agent has received notice of such event, such event shall effect a change in the Applicable Margin on the first to occur of (a) the first Business Day after the delivery of such notice to Agent of such event or (b) six (6) Business Days following the increase of such ratio to the threshold indicated above which corresponds to such increased Applicable Margin.

                  APPRAISAL. An MAI appraisal of the value of a parcel of Real Estate, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, REA, the Guarantors, the Agent or a Lender or any Affiliate of any thereof, the form and substance of such appraisal and the identity of the appraiser to be in accordance with regulatory laws and policies (both regulatory and internal) applicable to the Lenders and otherwise reasonably acceptable to the Agent.

                  APPRAISED VALUE. The fair value of a Mortgaged Property determined by the most recent Appraisal or update obtained pursuant to Section 5.2, subject, however, to such changes or adjustments to the value determined thereby as provided in Section 5.2(d).

                  ASSIGNMENT OF LEASES AND RENTS. Each of the assignments of leases and rents from the Borrower, REA or a Guarantor to the Agent, as it may be modified or amended, pursuant to which there shall be assigned to the Agent for the benefit of the Lenders a security interest in the interest of the Borrower, REA or such Guarantor as lessor with respect to all Leases of all or any part of each Mortgaged Property, each such assignment to be substantially in the form of EXHIBIT A annexed hereto.

                  BALANCE SHEET DATE. December 31, 1998.

                  BANKBOSTON. As defined in the preamble.

                  BASE RATE. The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent's Head Office as its "base rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent). Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.


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

                  BASE RATE LOANS. Those Loans bearing interest calculated by reference to the Base Rate.

                  BORROWER. As defined in the preamble hereto.

                  BORROWING BASE. At any time the Borrowing Base shall be the aggregate for all Mortgaged Properties of the lesser of the following amounts as most recently determined or calculated by the Agent for each Mortgaged Property:
(a) sixty-five percent (65%) of the Appraised Value of such Mortgaged Property, and (b) sixty-five percent (65%) of the purchase price and ordinarily related reasonable purchase transaction costs of such Mortgaged Property paid or to be paid at or prior to the inclusion of such Mortgaged Property in the Collateral by the Borrower, REA or a Guarantor, without deduction for depreciation, or if developed by Borrower, REA or a Guarantor sixty-five percent (65%) of the purchase price of the undeveloped land plus the completed construction costs paid or to be paid at or prior to the inclusion of such Mortgaged Property in the Collateral by the Borrower, REA or a Guarantor, determined in accordance with GAAP, without deduction for depreciation.

                  BUILDING. With respect to each Mortgaged Property or parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

                  BUSINESS DAY. Any day on which banking institutions located in the same city and State as the Agent's Head Office are located are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, which also is a Eurodollar Business Day.

                  CAPITAL EVENT PROCEEDS. (i) Any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of any Mortgaged Property and (ii) any other extraordinary, non-recurring income generated by any Mortgaged Property (other than rental loss or business interruption proceeds with respect to any Mortgaged Property), in each case net of reasonable transaction costs and/or reasonable amounts actually expended to collect the same.

                  CAPITAL IMPROVEMENT PROJECT. With respect to any Real Estate now or hereafter owned or leased by the Borrower, REA, a Guarantor or any of their respective Subsidiaries, capital improvements consisting of rehabilitation, refurbishment, replacement and improvements to the existing Buildings on such Real Estate which may be properly capitalized under GAAP.

                  CAPITAL IMPROVEMENT RESERVE. With respect to any Real Estate now or hereafter owned or leased by the Borrower, REA, any Guarantor or any of their respective Subsidiaries, a reserve for Capital Improvement Projects, leasing commissions and tenant improvements in an amount equal to (i) fifteen cents ($.15) multiplied by the Net Rentable Area contained therein for industrial properties, (ii) seventy-five cents ($.75) multiplied by the Net Rentable Area contained


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therein for office properties, (iii) twenty-five cents ($.25) multiplied by the
Net Rentable Area contained therein for any strip mall retail shopping center that the Borrower may be permitted to acquire under Section 8.3 hereof and (iv) the amount reasonably determined by the Agent in its good faith business judgment with respect to any other type of Real Estate that the Majority Lenders may elect in their sole discretion to approve as Eligible Real Estate in accordance with this Agreement.

                  CAPITALIZED LEASE. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

                  CERCLA. See Section 6.20.

                  CLOSING DATE. June ___, 1999.

                  CODE. The Internal Revenue Code of 1986, as amended.

                  COLLATERAL. All of the property, rights and interests of the Borrower, REA and each Guarantor which are or are intended to be subject to the security interests, security title, liens and mortgages created by the Security Documents, including, without limitation, the Mortgaged Properties.

                  COMMITMENT. With respect to each Lender, the amount set forth on SCHEDULE 1 hereto as the amount of such Lender's commitment to make or maintain Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

                  COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1 hereto as such Lender's percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement.

                  COMPLIANCE CERTIFICATE. See Section 7.4(c).

                  CONDEMNATION PROCEEDS. All compensation, awards, damages, rights of action and proceeds awarded to the Borrower, REA or a Guarantor by reason of any Taking, net of all reasonable amounts actually expended to collect the same.

                  CONSOLIDATED. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.


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


                  CONSOLIDATED OPERATING CASH FLOW. With respect to any Determination Period of a Person, an amount equal to the Operating Cash Flow of such Person and its Subsidiaries for such Determination Period determined on a consolidated basis in accordance with GAAP.

                  CONSOLIDATED TANGIBLE NET WORTH. With respect to any Person, the Tangible Net Worth of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  CONSOLIDATED TOTAL ASSETS. With respect to any Person, the Total Assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  CONSOLIDATED TOTAL LIABILITIES. With respect to any Person, the Total Liabilities of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  CONSTRUCTION INSPECTOR. EMG, or another firm of professional engineers or architects selected by the Agent and, so long as no Default or Event of Default exists hereunder, reasonably acceptable to the Borrower.

                  CONTROL (including, with correlative meanings, the terms "Controlling", "Controlled by" and "under common Control with"). As applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, ownership interests, by contract or otherwise.

                  CONVERSION/CONTINUATION REQUEST. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

                  DEBT SERVICE. For any Person and any Determination Period, the sum of all interest (including capitalized interest) and mandatory principal payments due and payable during such period in respect of any Indebtedness of such Person excluding any balloon payments due upon maturity of any such Indebtedness.

                  DEFAULT. See Section 12.1.

                  DETERMINATION PERIOD. Any period of time for which Debt Service, Gross Cash Receipts, Interest Expense, Net Income (or Deficit), Net Operating Income, Operating Cash Flow and/or Operating Expenses are being determined in accordance with the terms of this Agreement.

                  DISTRIBUTION. With respect to any Person, the declaration or payment of any cash, dividend or distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement by such Person of any shares of any class of capital stock or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders or partners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person; provided, however, that the dividend or distribution of common stock of a Person shall not constitute a Distribution with respect to such Person.

                  DOLLARS or $. Dollars in lawful currency of the United States of America.

                  DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such on SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

                  DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date is converted in accordance with Section 4.1.

                  ELIGIBLE GROUND LEASE. Any lease (a) which is a ground lease granted by the fee owner of Real Estate (whether directly or by assignment) to the Borrower, REA or a Guarantor, (b) which may be encumbered, transferred and/or assigned without the consent of the lessor, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 40 years or if less than 40 years, includes a provision acceptable to the Agent pursuant to which the lessee has the right to obtain title to the fee interest in the Real Estate from the lessor upon the payment of a nominal purchase price, (d) under which no default has occurred and is continuing, and
(e) which contains terms and conditions satisfactory to the Agent including, without limitation, mortgagee protection provisions to the effect that (i) the lessor shall notify any holder of a security interest in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder a reasonable period of time to cure such default, (ii) the lessor shall not terminate the lease because of a default by the lessee thereunder during any period in which any holder of a security interest in such lease is in the process of prosecuting remedies to obtain possession of the leasehold estate in the Real Estate, and (iii) in the event that such lease is terminated, any holder of a security interest in such lease shall have the option to enter into a new lease with the lessor for the remainder of the term thereof and having terms substantially identical to those contained in the terminated lease.

                  ELIGIBLE REAL ESTATE. Real Estate:

                  (a) which is owned in fee or leased pursuant to an Eligible Ground Lease (or other ground lease acceptable to the Majority Lenders in their sole discretion) by the Borrower, REA or a Guarantor;

                  (b) which is located within the contiguous 48 States of the continental United States, excluding those States which prescribe a "single-action" or similar rule limiting the rights of creditors secured by real property, which exclusion shall apply, without limitation, to the States of California and Washington except to the extent such exclusion is waived in writing by the Majority Lenders with respect to a specific parcel of Real Estate;

                  (c) which is improved by an office and/or industrial Building or other income-producing Real Estate satisfactory to the Majority Lenders;

                  (d) which is approved by the Majority Lenders in their sole judgment;

                  (e) as to which all of the representations set forth in
         Section 6 of this Agreement concerning Mortgaged Property are true and correct;

                  (f) as to which the Agent has received all Eligible Real Estate Qualification Documents;

                  (g) whose Borrowing Base does not exceed twenty percent (20%) of the aggregate Borrowing Base of such Real Estate and all Mortgaged Properties; and

                  (h) which does not cause the Borrower to be in violation of the covenants set forth in Section 5.5.

                  ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS. See SCHEDULE 3 attached hereto.

                  EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by either of the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or Multiemployer Plan.

                  ENVIRONMENTAL ENGINEER. EMG or another firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent and, so long as no Default or Event of Default exists hereunder, reasonably acceptable to the Borrower

                  ENVIRONMENTAL LAWS. See Section 6.20(a).


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

                  EQUITY OFFERING. The issuance and sale after the Closing Date by the Borrower, REA or any Guarantor of any equity securities of such Person.

                  ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower, REA, the Guarantors or their respective Subsidiaries under Section 414 of the Code.

                  ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

                  EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any Lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D or any successor or similar regulation), if such liabilities were outstanding. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

                  EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other interbank eurodollar market as may be selected by the Reference Bank in its sole discretion acting in good faith.

                  EURODOLLAR LENDING OFFICE. Initially, the office of each Lender designated as such on SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

                  EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits three (3) Eurodollar Business Days prior to the beginning of such Interest Period in whatever interbank eurodollar market may be selected by the Reference Bank in its sole discretion, acting in good faith, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

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                  EURODOLLAR RATE LOANS. Loans bearing interest calculated by reference to a Eurodollar Rate.

                  EVENT OF DEFAULT. See Section 12.1.

                  FEDERAL FUNDS EFFECTIVE RATE. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

                  FUNDS FROM OPERATIONS. With respect to any Person for any fiscal period, an amount equal to the Net Income (or Deficit) of such Person for such period, computed in accordance with GAAP, excluding financing costs and gains (or losses) from debt restructuring and sales of property, but including depreciation and amortization and other non-cash items.

                  GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; PROVIDED that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

                  GROSS CASH RECEIPTS. Gross Cash Receipts shall mean with respect to a Mortgaged Property the sum of cash received during any Determination Period by or for the account of the Borrower, REA or the Guarantor which owns or leases such Mortgaged Property in payment of the following items:

                  (a) rentals, including minimum or base rent, percentage rent, and rent attributable to recovery of tenant improvements costs received from tenants occupying space in such Mortgaged Property.

                  (b) all amounts paid by tenants under Leases with respect to taxes and assessments imposed on such Mortgaged Property or in reimbursement of Operating Expenses of such Mortgaged Property;

                  (c) parking revenues received in connection with the operation of parking facilities at such Mortgaged Property; and

                  (d) receipts from vending machines, recreational facilities and any and all other operating revenues received from such Mortgaged Property.

                  In the event that the Borrower, REA or a Guarantor receives a payment of Gross Cash Receipts other than on a monthly basis, then for the purpose of determining the Gross Cash Receipts for any Determination Period, only the amount of such payment which relates to such Determination Period (as opposed to a period either before or after such Determination Period) shall be included in the calculation of Gross Cash Receipts for such Determination Period.

                  Any payment of Gross Cash Receipts received from a tenant of a Mortgaged Property which is delinquent shall be applied to the oldest outstanding delinquencies relating to such tenant.

                  If the Borrower, REA or a Guarantor shall receive cash by reason of Insurance Proceeds, proceeds of rental loss or business interruption insurance (except to the extent that such proceeds replace the rental payments which otherwise would have been due to the Borrower or a Guarantor from tenants of a Mortgaged Property), title insurance, the forfeiting by tenants of security or other deposits (except the forfeiting by tenants of security or other deposits to pay rent), Condemnation Proceeds, Capital Event Proceeds, or any other items of income which are extraordinary or of a non-recurring nature, such amounts shall not be included in Gross Cash Receipts. Gross Cash Receipts for any Determination Period shall include that portion of any payments made by tenants prior to or during such Determination Period to cancel their Leases which is equal to the rent that would have otherwise been payable during such Determination Period under such Leases, provided that if the space vacated by any such tenant is subsequently re-let for all or any portion of a Determination Period, any rent paid by the new tenant during such period shall be deemed included in Gross Cash Receipts for such Determination Period and a corresponding portion of any lease cancellation payment attributable to such period shall not be included in Gross Cash Receipts for such period. Gross Cash Receipts shall not include any amounts payable by tenants holding over pursuant to expired or terminated Leases. With respect to tenants which are occupying a Mortgaged Property pursuant to a month-to-month Lease, Gross Cash Receipts from such Leases shall not exceed five percent (5%) of the aggregate Gross Cash Receipts in any Determination Period. In addition, Gross Cash Receipts for any Determination Period shall be reduced by such amount as may be required by the Agent as a result of negative factors affecting the occupancy of a Mortgaged Property during such Determination Period and/or the fiscal quarter immediately following such period as determined by the Agent in its good faith business judgment, such as defaults by tenants under Leases, potential set-off against rent, landlord concessions which become effective following a Determination Period or anticipated or actual lease terminations or expirations. For example (but without limiting the generality of the foregoing), in the event that a Lease is scheduled to terminate in the fiscal quarter immediately following a Determination Period, the Agent may exclude all Gross Cash Receipts received pursuant to such Lease for such Determination Period. Any such reduction in Gross Cash Receipts as a result of terminated or expired Leases, or Leases which are due to terminate or expire, shall be offset by such amount as may be approved by the Agent in its good faith business judgment as a result of executed Leases for the premises covered by the terminated or expired Lease.

                  Gross Cash Receipts shall be determined on the basis of sound cash basis accounting practices applied on a consistent basis.

                  GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, REA or a Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

                  GUARANTORS. Each wholly-owned Subsidiary of the Borrower owning a Mortgaged Property which becomes a Guarantor in accordance herewith.

                  GUARANTY. Each Unconditional Guaranty of Payment and Performance which is required to be executed and delivered to the Agent by a Guarantor pursuant to Section 5.3 hereof, as the same may be modified or amended; and pursuant to which such Guarantor guarantees the Obligations to the extent provided therein, each such guaranty to be substantially in the form of EXHIBIT B annexed hereto.

                  HAZARDOUS SUBSTANCES. See Section 6.20(B).

                  IMPLIED POOL DEBT SERVICE. As of any date of determination, the annual Debt Service of the Borrower that would be payable on a loan amount equal to the Borrowing Base based on a twenty-five (25) year mortgage style amortization schedule and bearing interest at a rate per annum equal to the then current yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two and one quarter percent (2.25%). The Implied Pool Debt Service shall be determined by Agent and any such determination, so long as the same shall be made by Agent in the exercise of its good faith business judgment, shall be conclusive and binding absent manifest error.

                  INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon a Person's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instruments and all subordinated debt); (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligation to reimburse the issuer in respect of any letter of credit;
(d) any obligation as a lessee or obligor under a Capitalized Lease; (e) a Person's PRO RATA share of any of the above-described obligations of its unconsolidated Affiliates; (f) all indebtedness, obligations or other liabilities (other than interest expense liability) under or with respect to (i) interest rate swap, collar, cap or similar agreements providing interest rate protection (collectively, the "Swap Agreements") (provided, however, indebtedness, obligations or other liabilities under the Swap Agreements shall not constitute Indebtedness if such Swap Agreements are approved by the Majority Lenders or if the indebtedness, obligations or other liabilities under such Swap Agreements are in an aggregate amount not exceeding $2,500,000.00) and (ii) foreign currency exchange agreements; and (g) subject to Section 8.15, equity forward agreements or other equity swap agreements classified as debt or liabilities pursuant to GAAP or recommended to be classified as debt or liabilities by the Financial Accounting Standards Board (the "FASB"), including, without limitation, that certain Summary of Board Decisions Through July 22, 1998 issued by FASB. The amount of any Indebtedness under a Swap Agreement shall be deemed to be the current termination liability in respect thereof as determined by Agent in good faith pursuant to Agent's normal underwriting standards for similar type agreements.

                  INDEMNITY AGREEMENTS. Each of the Indemnity Agreements Regarding Hazardous Materials now or hereafter made by the Borrower, REA or a Guarantor in favor of the Agent and the Lenders, as the same may be modified or amended, pursuant to which the Borrower, REA and each Guarantor agree to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws, each such agreement to be substantially in the form of EXHIBIT C annexed hereto.

                  INSURANCE PROCEEDS. All insurance proceeds, damages, claims and rights of action and the right thereto under any insurance policies relating to any portion of any Collateral, net of all reasonable amounts actually expended to collect the same.

                  INTEREST EXPENSE. For any Determination Period, the sum of all interest (including capitalized interest) due and payable during such Determination Period by the Borrower, REA, each Guarantor and their respective Subsidiaries on a consolidated basis during such Determination Period.

                  INTEREST PAYMENT DATE. As to each Loan, the first (1st) day of each calendar month during the term of such Loan.

                  INTEREST PERIOD. With respect to each Eurodollar Rate Loan (a) initially, the period commencing on the Drawdown Date of such Eurodollar Rate Loan and ending one, two or three months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall end on the next succeeding Eurodollar Business Day, unless such next succeeding Eurodollar Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day, as determined conclusively by the Reference Bank in accordance with the then current bank practice in the applicable Eurodollar interbank market; and (B) if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto; and

                  (B) no Interest Period relating to any Eurodollar Rate Loan shall extend beyond the Maturity Date.

                  INVESTMENTS. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; PROVIDED, HOWEVER, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

                  LEASE SUMMARIES. Summaries of the material terms of the Leases. Such Lease Summaries shall be in form and substance reasonably satisfactory to the Agent.

                  LEASES. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.

                  LENDERS. BankBoston, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to Section 18 (but not including any participant as described in Section 18).

                  LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower, REA or any Guarantor in connection with the Loans.

                  LOAN REQUEST. See Section 2.6.

                  LOANS. The aggregate Loans to be made by the Lenders hereunder.

                  MAJORITY LENDERS. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than 66 2/3%.

                  MANAGEMENT AGREEMENTS. Agreements, whether written or oral, providing for the management of the Mortgaged Properties or any of them.

                  MATURITY DATE. April 29, 2002 or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

                  METROPOLITAN STATISTICAL AREA. A geographic area designated as a "Metropolitan Statistical Area" by the United States Office of Management and Budget and included in published standards that are applied to data promulgated by the United States Census Bureau.

                  MINORITY INTEREST. As to any Person, an ownership or other equity investment in any other Person, which investment is not consolidated with the accounts of such Person in accordance with GAAP.

                  MINIMUM TANGIBLE NET WORTH. At any time, the sum of (a) $190,000,000.00 plus (b) eighty percent (80%) of the aggregate net proceeds received by the Borrower, REA or any other Guarantor after the Closing Date in connection with any Equity Offering to any other Person.

                  MORTGAGED PROPERTY OR MORTGAGED PROPERTIES. The Eligible Real Estate owned by the Borrower, REA or a Guarantor which is security for the Obligations pursuant to the Mortgages.

                  MORTGAGES. The Mortgages, Deeds to Secure Debt and/or Deeds of Trust from the Borrower, REA or a Guarantor to the Agent for the benefit of the Lenders (or to trustees named therein acting on behalf of the Agent for the benefit of the Lenders), as the same may be modified or amended, pursuant to which the Borrower, REA or a Guarantor has conveyed or granted a mortgage lien upon or a conveyance in fee simple of a Mortgaged Property as security for the Obligations, each such mortgage to be substantially in the form of EXHIBIT D annexed hereto.

                  MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower, REA or any ERISA Affiliate.

                  NET INCOME (OR DEFICIT). With respect to any Person (or any asset of any Person) for any Determination Period, the Net Income (or Deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP. The Net Income (or Deficit) of a Person shall include, without duplication, the allocable share of the Net Income (or Deficit) of any other Person in which a Minority Interest is owned by such Person based on the ownership of such Person in such other Person.

                  NET OPERATING INCOME. For any Determination Period for a Mortgaged Property, the sum of Gross Cash Receipts from such Mortgaged Property for such Determination Period less Operating Expenses of such Mortgaged Property for such Determination Period.

                  NET RENTABLE AREA. With respect to any Real Estate, the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.

                  NOMURA INDEBTEDNESS. The obligations of FLIP/BRE, INC., a New Jersey corporation ("FLIP"), OIP/BRE, L.L.C., a New Jersey limited liability company ("OIP"), MBP/BRE, L.L.C., a New Jersey limited liability company ("MBP"), and NJA/BRE, L.L.C., a New Jersey limited liability company ("NJA" and, together with FLIP, OIP and MBP, the "NOMURA BORROWERS") to Nomura Asset Capital Corporation ("NOMURA") pursuant to the Loan Agreement dated as of September 22, 1997 among Nomura and the Nomura Borrowers.

                  NON-RECOURSE INDEBTEDNESS. Indebtedness of a Person which is secured by Real Estate (other than the Mortgaged Properties) and related personal property or interests therein and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the Real Estate and related personal property or interests therein securing such Indebtedness, the Building and Leases thereon and the rents and profits thereof. The loan documents relating to such Non-recourse Indebtedness may contain customary exceptions to the limitation on recourse to such Person and its partners or other principals and still be considered as Non-recourse Indebtedness for the purposes hereof.

                  NOTES. See Section 2.4.

                  NOTICE. See Section 19.

                  OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrower, REA or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

                  OPERATING CASH FLOW. With respect to any Person (or any asset of any Person), for any Determination Period, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such Determination Period plus (b) depreciation and amortization, Interest Expense and any extraordinary or non-recurring losses deducted in calculating such Net Income MINUS (c) any extraordinary or non-recurring gains included in calculating such Net Income MINUS (d) any Capital Improvement Reserve attributable to such asset for such Determination Period, all as determined in accordance with GAAP. In the event that a Person has a Minority Interest in any other Person, then the Operating Cash Flow of such Person shall include, without duplication, the allocable share of the Operating Cash Flow of such other Person, based on the ownership interest of such Person in such other Person.

                  OPERATING EXPENSES. Operating Expenses shall mean with respect to a Mortgaged Property during any Determination Period, the sum of the following:

                  (a) all taxes and assessments imposed upon such Mortgaged Property actually paid by or on behalf of the Borrower, REA or a Guarantor during such Determination Period;

                  (b) the amounts paid by or on behalf of the Borrower, REA or a Guarantor during such Determination Period on account of insurance premiums for insurance carried in connection with such Mortgaged Property or the ownership and operation thereof, and deductible amounts expended during such

         Determination Period by the Borrower, REA or a Guarantor and not reimbursed under any such insurance;

                  (c) expenses paid by or on behalf of the Borrower, REA or a Guarantor during such Determination Period for the operation, cleaning, marketing, leasing, maintenance, repair and replacement of such Mortgaged Property properly chargeable against income according to GAAP; and

                  (d) an amount approved by the Agent and actually funded as a reasonable reserve for expenses relating to such Mortgaged Property by the Borrower, REA or a Guarantor, which are not payable on a regular basis during such Determination Period (including, but not limited to, taxes and insurance), but excluding any amounts paid from funded reserves.

                  For the purposes of this Agreement, Operating Expenses shall not include any of the following:

                  (i) foreign, U.S., state, and local income taxes, franchise taxes or other taxes based on income imposed on the Borrower, REA or any Guarantor generally and not as owner of a Mortgaged Property;

                  (ii) depreciation and any other non-cash expenditures of the Borrower, REA or any Guarantor for income tax purposes;

                  (iii) the cost of any improvements to a Mortgaged Property of a capital nature (as determined in accordance with GAAP);

                  (iv) any expense paid in connection with the sale of all or any part of a Mortgaged Property or any interest therein;

                  (v) any costs, expenses, fees, commissions or other compensation paid by or on behalf of the Borrower, REA or any Guarantor in connection with the renovation, improvement or development of a Mortgaged Property except as provided in clause (c) of this definition; and

                  (vi) any payment of principal or interest under the Notes or other fees or charges payable under this Agreement or the other Loan Documents.

                  Operating Expenses shall be determined on the basis of sound cash basis accounting practices applied on a consistent basis, modified as described above.

                  OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

                  PBGC. The Pension Benefit Guaranty Corporation created by
Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

                  PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 8.2.

                  PERSON. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

                  PERSONAL PROPERTY. All fixtures, machinery, equipment, furniture, furnishings, inventory, building supplies, appliances and other articles of personal property, including, but not limited to, all vehicles, books, gas and electric fixtures, radiators, heaters, furnaces, engines and machinery, boilers, ranges, ovens, elevators and motors, bathtubs, sinks, commodes, basins, pipes, faucets and other plumbing, heating and air conditioning equipment, mirrors, refrigerating plant, refrigerators, iceboxes, dishwashers, carpeting, floor coverings, furniture, light fixtures, signs, lawn equipment, water heaters, and cooking apparatus and appurtenances, and all other fixtures and equipment now or hereafter owned by the Borrower, REA or any Guarantor and located in, on or about, and used or intended to be used primarily with or in connection with the use, operation, or enjoyment of, any Mortgaged Property, whether installed in such a way as to become a part thereof or not, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of the Borrower, REA or any Guarantor in and to any of the foregoing now owned or hereafter acquired by the Borrower, REA or any Guarantor.

                  POTENTIAL COLLATERAL. Any property of the Borrower, REA or a Guarantor which is not at the time included in the Collateral and which consists of (i) Eligible Real Estate, or (ii) Real Estate which is capable of becoming Eligible Real Estate through the approval of the Majority Lenders and the completion and delivery of Eligible Real Estate Qualification Documents.

                  PROJECT APPROVALS. See Section 6.24(f).

                  REA. As defined in the preamble hereto.

                  REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower, REA, any Guarantor or any of their respective Subsidiaries, including, without limitation, the Mortgaged Properties.

                  RECORD. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

                  REFERENCE BANK. The Agent.

                  REGISTER. See Section 18.2.

                  REIT STATUS. With respect to REA, its status as a real estate investment trust as defined in Section 856(a) of the CoDE.

                  RELEASE. See Section 6.20(c)(iii).

                  RENT ROLL. A report prepared by the Borrower, REA or a Guarantor showing for each Mortgaged Property owned or leased by it, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to the Lenders prior to the date hereof or in such other form as may have been approved by the Agent.

                  REQUIREMENTS. See Section 6.24(e).

                  SECURITY DOCUMENTS. The Mortgages, the Assignments of Leases and Rents, the Indemnity Agreements, UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.

                  SHORT-TERM INVESTMENTS. Investments described in subsections
(a) through (g), inclusive, of Section 8.3. For all purposes of this Agreement and the other Loan Documents, the value of Short-term Investments at any time shall be the current market value thereof determined in a manner reasonably satisfactory to the Agent.

                  STATE. A state of the United States of America.

                  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT. An agreement among the Agent, the Borrower, REA or a Guarantor and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien or security title of the applicable Mortgage and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure under such Mortgage, and the Agent agrees to not disturb the possession of such tenant, such agreement to be substantially in the form of EXHIBIT E annexed hereto.

                  SUBSIDIARY. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries greater than fifty percent (50%) (by number of votes or controlling interests) of the outstanding voting interests or other economic interest, or any other entity the accounts of which are consolidated with the parent.

                  SURVEY. An instrument survey of each parcel of Mortgaged Property prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of the Mortgaged Property and shall not show any encroachments by others (or to the extent any encroachments are shown, such encroachments shall be acceptable to the Agent in its sole discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not the Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.

                  SURVEYOR CERTIFICATION. With respect to each parcel of Mortgaged Property, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date and containing such information relating to such parcel as the Agent or the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.

                  TAKING. The taking or appropriation (including by deed in lieu of condemnation) of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

                  TANGIBLE NET WORTH. With respect to any Person, the amount by which the Total Assets of such Person exceeds the Total Liabilities of such Person, LESS the sum of:

                  (a) the total book value of all assets of such Person properly classified as intangible assets under GAAP, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; PLUS

                  (b) all amounts representing any write-up in the book value of any assets of such Person resulting from a revaluation thereof subsequent to the Balance Sheet Date.

                  TITLE INSURANCE COMPANY. First American Title Insurance Company, Stewart Title Insurance Company and/or any other title insurance company or companies approved by the Agent and the Borrower.

                  TITLE POLICY. With respect to each parcel of Mortgaged Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of mortgagee title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under applicable law) in an amount as the Agent may reasonably require (but in no event exceeding the Appraised Value of such Mortgaged Property) insuring the priority of the Mortgage thereon and that the Borrower, REA or a Guarantor holds marketable fee simple title to or a valid and subsisting leasehold interest in such parcel, subject only to the encumbrances permitted by the Mortgage and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain (a) a revolving credit endorsement and (b) such other endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which the Real Estate is located, including but not limited to
(i) a comprehensive endorsement, (ii) a variable rate of interest endorsement,
(iii) a usury endorsement (if the Lenders have not received a satisfactory opinion regarding usury from counsel satisfactory to the Lenders), (iv) a doing business endorsement, (v) an ALTA form 3.1 zoning endorsement (in States where same is available from the Title Insurance Company without an opinion of counsel concerning such matters and where other evidence of zoning compliance has not been delivered to the Agent in the Agent's good faith business judgment), (vi) a "tie-in" endorsement relating to all Title Policies issued by such Title Insurance Company in respect of other Mortgaged Property and (vii) a "first loss" endorsement.

                  TOTAL ASSETS. With respect to any Person, all assets of such Person determined in accordance with GAAP. All real estate assets shall be valued on an undepreciated cost basis. In the event that a Person has a Minority Interest in any other Person, then the Total Assets of such Person shall include, without duplication, the allocable share of the Total Assets of such other Person, based on the ownership interest of such Person in such other Person.

                  TOTAL COMMITMENT. The sum of the Commitments of the Lenders, as in effect from time to time. On the Closing Date, the Total Commitment shall be $150,000,000 with such amount comprising the Tranche A Commitment, provided that the Total Commitment shall increase up to a maximum of $250,000,000 if, as and when Tranche B is activated as provided in Section 2.9; provided the face amount of the Notes shall equal $250,000,000 as of the Closing Date without increasing the Total Commitment as provided in Section 2.4.

                  TOTAL LIABILITIES. With respect to any Person, all liabilities of such Person determined in accordance with GAAP and, without duplication, all Indebtedness of such Person, whether or not so classified. In the event that a Person has a Minority Interest in any other Person, then the Total Liabilities of such Person shall include, without duplication, the allocable share of the Total Liabilities of such other Person, based on the ownership interest of such Person in such other Person.

                  TRANCHE A. See Section 2.9.

                  TRANCHE B. See Section 2.9.

                  TYPE. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

                  UNDER DEVELOPMENT. Any Real Estate shall be considered Under Development until such time as (a) a certificate of occupancy (or, to the extent a certificate of occupancy is not available in the jurisdiction in which such Real Estate is located, an equivalent certificate or other evidence satisfactory to the Agent) has been obtained, and (b) the Gross Cash Receipts from the operation of such Real Estate shall have been not less than the Operating Expenses of such Real Estate for three (3) consecutive months (including a reserve (in an amount reasonably satisfactory to the Agent) for any expenses not payable during such period, such as taxes and insurance).

                  YEAR 2000 COMPLIANT. All computers, hardware, imbedded microchips, software and material date-affected technology used in and material to Borrower's business operations (collectively, "Information Technology") are able to correctly and effectively store, process and otherwise deal with date data from, into, between and otherwise concerning the twentieth and twenty-first centuries, and otherwise continue to function properly and unimpaired with respect to all calendar dates falling on or after January 1, 2000.

         Section 1.2 RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification of such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) The words "approval" and "approved", as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                  (h) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                  (i) Reference to a particular "Section ", refers to that section of this Agreement unless otherwise indicated.

                  (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         Section 2 THE REVOLVING CREDIT FACILITY.

         Section 2.1 COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section 2.8 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (a) such Lender's Commitment and (b) such Lender's Commitment Percentage of the Borrowing Base; PROVIDED, that, in all events no Default or Event of Default shall have occurred and be continuing; and PROVIDED, FURTHER, that the outstanding principal amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Commitment or cause a violation of the covenant set forth in Section 9.1. The Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11 have been satisfied on the date of such request. Notwithstanding anything herein to the contrary, the Lenders shall have no obligation to make Loans to the Borrower in the maximum aggregate principle amount of more than $150,000,000.00, provided that the Commitment shall be increased up to a maximum amount of $250,000,000.00 if, as and when Tranche B is activated as provided in
Section 2.9.

         Section 2.2 FACILITY FEE. The Borrower agrees to pay to the Agent for the account of the Lenders in accordance with their respective Commitment Percentages a facility fee calculated at the rate per annum as set forth below on the average daily amount by which the Total Commitment exceeds the outstanding principal amount of Loans during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The Facility Fee shall be calculated based on the ratio (expressed as a percentage) of (a) the average daily amount of the outstanding principal amount of the Loans during such quarter to (b) the Total Commitment as follows:

         Ratio of Outstanding Principal
         Balance to Total Commitment                 Rate
         ---------------------------                 ----
         50% or less                                 .375%

         Greater than 50%                            .25%


The facility fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, on any earlier date on which the applicable Commitments shall be reduced and on the Maturity Date. For purposes of this Section 2.2, the Total Commitment shall only include Tranche A until such time if, as and when all or any portion of Tranche B is activated as provided in Section 2.9, whereupon the Total Commitment shall include Tranche A and such portion of Tranche B as is so activated.

         Section 2.3 REDUCTION AND TERMINATION OF COMMITMENTS. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Total Commitment be reduced in such manner to an amount less than $80,000,000) or to terminate entirely the unborrowed portion of the Commitments, whereupon the Commitments of the Banks shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in Section 4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the Outstanding Loans would exceed the Commitments of the Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any facility fee under Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated.

         Section 2.4 NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT F hereto (collectively, the "Notes"), dated the Closing Date (except as otherwise provided in Section 18.3) and completed with appropriate insertions. One Note shall be payable to the order of each Lender in the principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Loans made by such Lender, plus interest accrued thereon, as set forth below (provided that, without increasing the Commitment of BankBoston, the initial Note delivered to BankBoston shall be in the principal amount equal to the sum of BankBoston's active Tranche A Commitment and the inactive Tranche B Commitment). The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Loan or the time of receipt of any payment of principal thereof, an appropriate notation on such Lender's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Lender's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Record shall not limit or otherwise affect the obligations of the

Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due. The face amount of BankBoston's Note includes Tranche B, which as of the date hereof is not available to be borrowed by the Borrower. By delivery of the Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the "Notes" as defined in the Original Loan Agreement, which indebtedness is instead allocated among the Lenders as of the date hereof and evidenced by the Notes in accordance with their respective Commitment Percentages.

         Section 2.5 INTEREST ON LOANS.

                  (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a Eurodollar Rate Loan at the rate per annum equal to the Base Rate.

                  (b) Each Eurodollar Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of the Eurodollar Rate determined for such Interest Period plus one and six hundred twenty-five thousandths percent (1.625%); provided, however, that commencing on July 1, 1999 and continuing thereafter, each Eurodollar Loan shall bear interest at the rate per annum equal to the sum of the Eurodollar Rate determined for such Interest Period plus the Applicable Margin. Notwithstanding the foregoing, Borrower agrees that on July 1, 1999 the Applicable Margin shall be 2.00% unless Borrower provides Agent with evidence that the Applicable Margin ratio shall be less than 60%.

                  (c) The Borrower promises to pay interest on each Loan in arrears (i) on each Interest Payment Date with respect thereto, (ii) upon any prepayment of the Loans (to the extent accrued on the amount being prepaid to the date of prepayment) and (iii) at maturity of the Loans. Additionally, after July 1, 1999, in the event that any additional interest becomes due and payable for any period with respect to the Loans as a result of a change in the Applicable Margin, and interest for such period has previously been paid by the Borrower, the Borrower shall pay to the Agent for the account of the Lenders the amount of such increase within ten (10) days of demand.

                  (d) Base Rate Loans and Eurodollar Loans may be converted to Loans of the other Type as provided in Section 4.1.

         Section 2.6 REQUESTS FOR LOANS. The Borrower shall give to the Agent written notice in the form of EXHIBIT G hereto (or telephonic notice confirmed in writing in the form of EXHIBIT G hereto) of each Loan requested hereunder (a "Loan Request") no less than one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to Eurodollar Rate Loans. Each such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, the Type of Loan, the initial Interest Period (if applicable) for such Loan and the Drawdown Date. Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 2.8), (ii) a certification by the chief financIAl officer or chief accounting officer of the Borrower that the Borrower, REA and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan, and (iii) a Compliance Certificate prepared using the financial statements of REA most recently provided or required to be provided to the Agent under Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed advance. Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Lenders on the proposed Drawdown Date; provided that, in addition to the Borrower's other remedies against any Lender which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Lender fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement; and provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Lender which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages actually incurred by such Lender as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Lender that fails to advance its proportionate share of a requested Loan as required by this Agreement. Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; or (b) for a Eurodollar Rate Loan in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof; PROVIDED, HOWEVER, that there shall be no more than eight (8) Eurodollar Rate Loans outstanding at any one time.

         Section 2.7 FUNDS FOR LOANS.

                  (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Lenders will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Lender of such amount, and upon receipt of the documents required by Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Lenders by crediting such amount to the account of the Borrower maintained at the Agent's Head Office. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Loans, including any additional Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing. In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position as against the Lender or Lenders so failing or refusing to make available to the Borrower the amount of its or their Commitment Percentage for such Loans as provided in Section 12.4.

                  (b) Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent such Lender's pro rata share of a proposed Loan, the Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance.

         Section 2.8 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely to provide financing (a) for the acquisition by the Borrower pursuant to the terms thereof fee interests or leasehold interests in Real Estate which (except as otherwise agreed by the Majority Lenders as referred to in clause (c) of the definition of Eligible Real Estate) is utilized for office and/or industrial purposes, (b) for Capital Improvement Projects for Real Estate; (c) for working capital purposes (provided that the aggregate amount of Loans outstanding for working capital purposes shall not at any one time exceed $25,000,000), and (d) for such other purposes as the Majority Lenders in their sole discretion from time to time may agree in writing.

         Section 2.9 LOAN TRANCHES.

                  (a) The Loan consists of two components:

                           (i) A tranche of $150,000,000.00 which is available to be disbursed to the Borrower subject to the terms of this Agreement (hereinafter referred to as "Tranche A"); and

                           (ii) A tranche of up to $100,000,000 which is not a part of the Commitment or Total Commitment (including, without limitation, for the purposes of determining the Majority Banks) and which is not available to be borrowed by the Borrower until the satisfaction of the following conditions (hereinafter referred to as "Tranche B").

                  (b) Provided that no Default or Event of Default shall occur and be continuing, the Borrower may by giving written notice to the Agent, subject to the terms and conditions set forth in this Agreement, request that Lenders activate Tranche B (a "Tranche B Request"). The Agent shall promptly provide a copy of such notice to each of the Lenders. The Lenders shall notify the Agent within thirty (30) days of receipt of such notice from the Agent of such Lender's approval or rejection of the Tranche B Request. No Tranche B Request shall be deemed approved unless approved by all of the Lenders, which approval may be granted or withheld in each Lender's sole and absolute discretion. In the event that a Lender shall fail to respond in writing to Agent within such thirty (30) day period, such Lender shall be deemed to have rejected the Tranche B request. The Agent shall promptly notify the Borrower of the responses received from the Lenders with respect to the Tranche B Request. The Borrower acknowledges and agrees that the Lenders have no agreement or obligation to approve a Tranche B Request at any time. The request by the Borrower for activation of Tranche B shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section shall have been satisfied on the date of such request.

                  (c) In the event that the Tranche B Request is approved as provided above, such approval shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any activation of Tranche B:

                           (i) PAYMENT OF ACTIVATION FEE. The Borrower shall pay to the Agent such fees as Agent and the Lenders may require to activate Tranche B, which fees shall, when paid, be fully earned and non-refundable under any circumstances. The Agent shall pay to the Lenders certain fees pursuant to their separate agreement; and

                           (ii) NO DEFAULT. On the date such Tranche B Notice is given, there shall exist no Default or Event of Default; and

                           (iii) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower or the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects, when made and shall also be true and correct in all material respects on the date of such Tranche B Notice, other than for changes in the ordinary course of business permitted by this Agreement that have not had any material adverse effect on the business of the Borrower, the Guarantors or any of their respective Subsidiaries; and

                           (iv) ADDITIONAL DOCUMENTS AND FEES. The Borrower shall pay to the Agent for the account of the Lenders in accordance with their separate agreement such additional fees as may be required as a condition to the approval of the Tranche B Request. The Borrower shall also execute and deliver to Agent and the Lenders such additional documents, instruments, certifications and opinions as the Agent may require, require in its sole and absolute discretion; and

                              (v) ASSIGNMENTS. One or more Lenders or potential
assignees shall have agreed to acquire the portion of Tranche B that Borrower desires to activate.

                  (d) Upon satisfaction of the terms and conditions set forth above, such requested amount shall become a part of the Commitment and Total Commitment and be available to be disbursed subject to the terms of this Agreement.

         Section 3 REPAYMENT OF THE LOANS.

         Section 3.1 STATED MATURITY. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

         Section 3.2 MANDATORY PREPAYMENTS. If at any time the aggregate outstanding principal amount of the Loans exceeds the aggregate Commitments or the Borrowing Base for the Loans, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to such Loans. In the event there shall have occurred a casualty with respect to any Mortgaged Property and the Borrower is required to repay the Loans pursuant to Section 7.7 or a Taking and the Borrower is required to repay the Loans pursuant to a Mortgage, the Borrower shall prepay the Loans concurrently with the date of receipt by the Borrower or the Agent of any Insurance Proceeds or Condemnation Proceeds in respect of such casualty or Taking, as applicable, or as soon thereafter as is reasonably practicable, in the amount required pursuant to the relevant provisions of Section 7.7 or such Mortgage.

         Section 3.3 OPTIONAL PREPAYMENTS. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium; PROVIDED, that the full or partial prepayment of the outstanding amount of any

Eurodollar Rate Loans pursuant to this Section 3.3 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.7. The Borrower shall give the Agent, no later than 10:00 a.m., Boston time, at least five (5) days prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid.

         Section 3.4 PARTIAL PREPAYMENTS. Each partial prepayment of the Loans under Section 3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans.

         Section 3.5 EFFECT OF PREPAYMENTS. Amounts of the Loans prepaid under
Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2.

         Section 3.6 ADDITIONAL PAYMENTS. Each voluntary or mandatory prepayment of the Loans pursuant to this Article shall be accompanied by the payment of (i) accrued interest on the principal amount so prepaid to the date of prepayment, and (ii) the amount, if any, required to be paid to the Lenders pursuant to
Section 4.8.

         Section 4 CERTAIN GENERAL PROVISIONS.

         Section 4.1 CONVERSION OPTIONS.

                  (a) The Borrower may elect from time to time to convert any of its outstanding Loans to a Loan of another Type and such Loan shall thereafter bear interest as a Base Rate Loan or a Eurodollar Rate Loan, as applicable; PROVIDED that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Eurodollar Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $2,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than eight (8) Eurodollar Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, PROVIDED that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000 or a Eurodollar Rate Loan in a principal amount of less than $2,000,000 and that the principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                  (b) Any Eurodollar Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                  (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Eurodollar Rate Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

         Section 4.2 COMMITMENT FEE. The Borrower agrees to pay to BankBoston a commitment fee for services rendered or to be rendered in connection with the Loans as provided pursuant to an Agreement Regarding Fees dated as of even date herewith among the Borrower, REA, and BankBoston. Such commitment fee shall be solely for the account of BankBoston as provided in such Agreement Regarding Fees. BankBoston shall pay on the Closing Date to the other Lenders a closing fee in accordance with their separate agreement.

         Section 4.3 AGENT'S FEE. The Borrower shall pay to the Agent, for the Agent's own account, an annual Agent's fee as provided in the Agreement Regarding Fees. The Agent's fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof. The Agent's fee shall also be paid upon the Maturity Date or earlier termination of the Commitments. The Agent's fee for any partial quarter shall be prorated.

         Section 4.4 FUNDS FOR PAYMENTS.

                  (a) All payments of principal, interest, facility fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent's Head Office, not later than 1:00 p.m. (Boston time) on the day when due, in each case in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with BankBoston, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents.

                  (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than income or franchise taxes imposed on any Lender), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding; PROVIDED that no such payment shall constitute a waiver of any rights that the Borrower may have hereunder. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Lenders or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agent to receive the same net amount which the Lenders or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under any other Loan Document.

                  (c) Each Lender organized under the laws of a jurisdiction outside the United States, if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with such duly executed form(s) or statement(s) which may, from time to time, be prescribed by law and, which, pursuant to applicable provisions of (i) an income tax treaty between the United States and the country of residence of such Lender, (ii) the Code, or (iii) any applicable rules or regulations in effect under (i) or (ii) above, indicates the withholding status of such Lender; provided that nothing herein (including without limitation the failure or inability to provide such form or statement) shall relieve the Borrower of its obligations under Section 4.4(b). In the event that the Borrower shall have delivered the certificates or vouchers described above for any payments made by the Borrower and such Lender receives a refund of any taxes paid by the Borrower pursuant to Section 4.4(b), such Lender will pay to the Borrower the amount of such refund promptly upon receipt thereof; PROVIDED that if at any time thereafter such Lender is required to return such refund, the Borrower shall promptly repay to such Lender the amount of such refund.

         Section 4.5 COMPUTATIONS. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

         Section 4.6 INABILITY TO DETERMINE EURODOLLAR RATE. In the event that, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to a Eurodollar Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

         Section 4.7 ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Lender or its Eurodollar Lending Office shall assert that it is unlawful, for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender.

         Section 4.8 COMPENSATION. The Borrower shall compensate the Lenders, upon the Agent's written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expenses and liabilities (incurred by reason of the liquidation or reemployment of deposits or other funds required by the Lenders to fund Loans but excluding any loss of anticipated profit with respect to such Loans) which the Lenders may sustain:
(i) if for any reason (other than a default by the Lenders) a borrowing of a Loan does not occur on a date specified therefor in a notice of such borrowing received from the Borrower (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 4.6); (ii) if any repayment or prepayment of a Eurodollar Rate Loan occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other Default by the Borrower to repay Loans when required by the terms of this Agreement or (y) an election made pursuant to
Section 4.1.

         Section 4.9 ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent or its franchise tax), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender under this Agreement or the other Loan Documents, or

                  (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

                  (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender's Commitment, or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part;

and the result of any of the foregoing is:

                           (i) to increase the cost to any Lender of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment, or

                           (ii) to reduce the amount of principal, interest or
                  other amount payable to any Lender or the Agent hereunder on account of such Lender's Commitment or any of the Loans, or

                           (iii) to require any Lender or the Agent to make any
                  payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

         Section 4.10 CAPITAL ADEQUACY. If after the date hereof any Lender determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender's calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.

         Section 4.11 INTENTIONALLY OMITTED.

         Section 4.12 INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal and (to the extent permitted by applicable law) overdue interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid by the Borrower within ten (10) days of the date when due.

         Section 4.13 INTENTIONALLY OMITTED.

         Section 4.14 CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, or Section 4.12 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error.

         Section 4.15 LIMITATION ON INTEREST. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, REA, the Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between or among the Borrower, REA, the Guarantors, the Lenders and the Agent.


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

         Section 5 COLLATERAL SECURITY.

         Section 5.1 COLLATERAL. The Obligations shall be secured by (i) a perfected first priority lien to be held by the Agent for the benefit of the Lenders on the Mortgaged Properties, pursuant to the terms of the Mortgages,
(ii) a perfected first priority security interest to be held by the Agent for the benefit of the Lenders in the Leases pursuant to the terms of the Assignments of Leases and Rents and (iii) the Indemnity Agreements and the other Security Documents.

         Section 5.2 APPRAISALS.

                  (a) The Agent on behalf of the Lenders shall require Appraisals of each of the Mortgaged Properties, which will be ordered by the Agent and reviewed and approved by the appraisal department of the Agent from time to time, in order to determine the current Appraised Value and Borrowing Base of each Mortgaged Property, and the Borrower shall pay to the Agent on demand all reasonable out-of-pocket costs of all such Appraisals relating to the Mortgaged Properties (which costs shall include any reasonable internal appraisal review fees of the Agent); PROVIDED, HOWEVER, that so long as no Default or Event of Default shall have occurred and be continuing and regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall not require more frequent Appraisals, and except as otherwise provided in
Section 5.2(b) or Section 5.2(e), the Borrower shall not be required to pay for an Appraisal for a particular Mortgaged Property more often than once in any twenty-four (24) month period, with the result that, except as otherwise provided in Section 5.2(b) or Section 5.2(e), the first Appraisal of a Mortgaged Property for which the Borrower shall be financially responsible shall not be required prior to the date which is twenty-four (24) months from the date of initial Appraisal for such Mortgaged Property delivered to the Agent pursuant to this Agreement.

                  (b) Notwithstanding the provisions of Section 5.2(a), the Agent on behalf of the Lenders may, for the purpose of determining the current Appraised Value and Borrowing Base of a Mortgaged Property, obtain (and the Borrower shall pay to the Agent on demand all reasonable out-of-pocket costs (which costs shall include any reasonable internal appraisal review fees of the Agent) of an Appraisal (or an update of the existing Appraisal) of such Mortgaged Property (i) at any time that the regulatory requirements of a Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require an Appraisal, or (ii) at any time following: (x) a condemnation of or a casualty affecting more than twenty five percent 25% of the Net Rentable Area of such Mortgaged Property, (y) the termination or expiration of Leases affecting more than twenty five percent (25%) of the Net Rentable Area of such Mortgaged Property or (z) the occurrence of a material adverse change with respect to such Mortgaged Property as determined by the Majority Lenders in the exercise of their good faith business judgment. If an Appraisal (or an update of the existing Appraisal) is being done in respect of a Mortgaged Property that has been affected by a condemnation or casualty which is being restored in accordance with the relevant provisions of Section 7.7 hereof or the Mortgage encumbering such Mortgaged Property, such Appraisal (or an update of the existing Appraisal) shall, at the election of the Agent on behalf of the Lenders, either (A) be undertaken only following the completion of such restoration or (B) take into account the fact that such restoration has not been completed and be prepared on an "as-built" basis, based on the plans and specifications for such restoration; and in either such case any such Appraisal (or an update of the existing Appraisal) shall take into account any termination of any Leases that have occurred as a result of such condemnation or casualty.

                  (c) In the event that the Agent shall advise the Borrower, on the basis of any Appraisal (or update of an existing Appraisal), that the Borrowing Base is insufficient to comply with the requirements of Section 9.1, then until the Borrowing Base is increased or the outstanding principal amount of the Loans is reduced such that the Borrowing Base is in compliance with
Section 9.1, the Lenders shall not be required to make advances under
Section 2.1.

                  (d) The Borrower, REA and each Guarantor acknowledge that the Agent may make changes or adjustments to the value set forth in any Appraisal (or update of an existing Appraisal) at the time such Appraisal (or update of an existing Appraisal) is received as may be required by the appraisal department of the Agent in its good faith business judgment, and that the Lenders are not bound by the value set forth in any Appraisal performed pursuant to this Agreement and do not make any representations or warranties with respect to any such Appraisal. The Borrower, REA and each Guarantor further agree that the Lenders shall have no liability as a result of or in connection with any Appraisal (or update of an existing Appraisal) for statements contained in such Appraisal (or update of an existing Appraisal), including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal (or update of an existing Appraisal), or variance of such Appraisal (or update of an existing Appraisal) from the fair value of the Mortgaged Property that is the subject of such Appraisal (or update of an existing Appraisal) given by the local tax assessor's office, or the Borrower's, REA's or each Guarantor's idea of the value of the Mortgaged Property.

                  (e) If requested to do so by the Borrower following the completion of a Capital Improvement Project at a Mortgaged Property, the Agent shall obtain, at the sole cost and expense of the Borrower, an Appraisal (or an update of the existing Appraisal) of such Mortgaged Property, and the Appraised Value as determined based on such new or updated Appraisal shall be used in order to determine the Borrowing Base of such Mortgaged Property.

         Section 5.3 REPLACEMENT OR ADDITION OF MORTGAGED PROPERTIES. After the Closing Date, the Borrower shall have the right, subject to the consent of the Majority Lenders and the satisfaction by the Borrower of the conditions set forth in this Section 5.3, to add Potential Collateral to the Collateral or to replace any Mortgaged Property which is Collateral with Potential Collateral. Subject to Section 7.17, the Borrower from time to time after the Closing Date may also request that certain Real Estate of one or more of its wholly-owned Subsidiaries (collectively, the "Subsidiary Collateral") be included as a Mortgaged Property for the purpose of increasing the Borrowing Base or replacing existing Collateral. In the event the Borrower desires to replace Collateral or add additional Potential Collateral or Subsidiary Collateral as aforesaid, the Borrower shall provide written notice to the Agent of such request (which the Agent shall promptly furnish to the Lenders), together with all documentation and other information required to permit the Agent to determine whether such Real Estate is Eligible Real Estate. Thereafter, the Agent shall have fifteen
(15) days from the date of the receipt of such documentation and other information to advise the Borrower whether the Majority Lenders consent to the acceptance of such Subsidiary Collateral or Potential Collateral. Notwithstanding the foregoing, no Subsidiary Collateral or Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:

                  (i) such Subsidiary Collateral or Potential Collateral shall be Eligible Real Estate;

                  (ii) the owner or lessee of any Subsidiary Collateral shall have executed a Guaranty of the Obligations in form and substance satisfactory to the Agent, or, in the Agent's sole discretion, shall have been added as an additional Borrower hereunder pursuant to an amendment to this Agreement in form and substance satisfactory to the Agent and Agent's counsel;

                  (iii) the Borrower or the owner or lessee of the Subsidiary Collateral or Potential Collateral, as applicable, shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents, all of which instruments, documents or agreements shall be in form and substance satisfactory to the Agent in its sole discretion; and

                  (iv) after giving effect to the inclusion of such Subsidiary Collateral or Potential Collateral, each of the representations and warranties made by or on behalf of the Borrower, REA or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the replacement or addition of Mortgaged Properties, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing, and each of the Lenders shall have received a certificate of the Borrower and REA signed by an authorized representative of the Borrower and REA to such effect.

         The Borrower acknowledges that the decision of the Majority Lenders to grant or withhold their consent to the acceptance of Subsidiary Collateral or Potential Collateral under this Section 5.3 shall be based entirely on such factors as the Lenders deem relevant in their sole discretion, including, without limitation, those enumerated in clauses (i) through (iv) hereinabove, and such consent may be granted or withheld solely at the discretion of the Majority Lenders.

         In connection with each such addition or substitution, the Borrower, within fifteen (15) days of the Borrower's request to add such assets to the Collateral, shall pay to the Agent for the account of the Lenders a review fee of $7,500 for each asset to be added or replaced, which review fee shall be split equally among the Lenders, without regard to their respective Commitment Percentages.

         Section 5.4 RELEASE OF MORTGAGED PROPERTY. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 5.4), the Agent shall release a Mortgaged Property from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower subject to and upon the following terms and conditions:

                  (a) the Agent shall determine that the Mortgaged Properties remaining following such release (i) have a Borrowing Base of not less than $80,000,000 and (ii) are otherwise satisfactory to the Majority Lenders in their good faith business judgment;

                  (b) the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than fifteen (15) days prior to the date on which such release is to be effected;

                  (c) the Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of REA most recently provided or required to be provided to the Agent under
         Section 6.4 or Section 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;

                  (d) all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;

                  (e) the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney's fees;

                  (f) the Borrower shall pay to the Agent for the account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans in an amount equal to the amount which is necessary to reduce the outstanding principal balance of the Loans so that no Default or Event of Default shall exist under
         Section 9 following such release;

                  (g) subject to Borrower's right to prepay the entire outstanding amount of the Loans in whole, but not in part, at no time during the term of this Agreement shall there be less than twenty (20) Mortgaged Properties securing the Obligations; and

                  (h) any release of a Mortgaged Property will not cause the Borrower to be in violation of the covenants set forth in Section 5.5.

         Section 5.5 GEOGRAPHIC CONCENTRATION. The Borrower shall not permit the aggregate Borrowing Base of the Mortgaged Properties which are located in any one Metropolitan Statistical Area at any time to equal or exceed thirty percent (30%) of the aggregate Borrowing Base of all the Mortgaged Properties.

         Section 6 REPRESENTATIONS AND WARRANTIES.

                  Each of the Borrower and REA represents and warrants to the Agent and the Lenders as follows.

         Section 6.1 CORPORATE AUTHORITY, ETC.

                  (a) INCORPORATION; GOOD STANDING. The Borrower is a Delaware limited partnership duly organized pursuant to a certificate of limited partnership dated as of November 3, 1993 and is in good standing under the laws of Delaware. REA is a Maryland corporation duly organized pursuant to amended and restated articles of incorporation dated as of December 12, 1997, and is in good standing under the laws of Maryland. REA is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code. Each of the Borrower and REA (i) has all requisite power to own its respective property and conduct its respective business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdictions where the Mortgaged Properties owned or leased by it are located and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a materially adverse effect on the business, assets or financial condition of such Person.

                  (b) SUBSIDIARIES. Each of the Guarantors and each of the Subsidiaries of the Borrower, REA and each Guarantor (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a materially adverse effect on the business, assets or financial condition of the Borrower, REA, the Guarantors or such Subsidiary.

                  (c) AUTHORIZATION. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower, REA or any Guarantor is a party and the transactions contemplated hereby and thereby
(i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

                  (d) ENFORCEABILITY. The execution and delivery of this Agreement and the other Loan Documents to which any of the Borrower, REA or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

         Section 6.2 GOVERNMENTAL APPROVALS. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, REA or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

         Section 6.3 TITLE TO PROPERTIES. Except as indicated ON SCHEDULE 6.3 hereto, REA, the Borrower, the Guarantors and their respective Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of REA as at the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         Section 6.4 FINANCIAL STATEMENTS. REA has furnished to the Agent the financial information described on Schedule 6.4 hereof relating to REA, the Borrower, the Guarantors, their respective Subsidiaries and the Real Estate. Such balance sheet and information fairly present the financial condition of REA, Borrower, the Guarantors and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, REA, the Guarantors, their respective Subsidiaries and the Real Estate for such periods. There are no liabilities, contingent or otherwise, of the Borrower, REA, the Guarantors or any of their respective Subsidiaries involving material amounts not disclosed in said balance sheet and the related notes thereto other than the Obligations.

         Section 6.5 NO MATERIAL CHANGES. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition or business of the Borrower, REA, any Guarantor and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the REA as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of such Person.

         Section 6.6 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower, REA, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others. None of the Mortgaged Properties is owned or operated under or by reference to any registered or protected trademark, trade name, service mark or logo.

         Section 6.7 LITIGATION. Except as stated on SCHEDULE 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower or REA threatened against the Borrower, REA, any Guarantor or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, could reasonably be expected to, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which could reasonably be expected to have a material, adverse affect on the ability of the Borrower, REA, any Guarantor or any of their respective Subsidiaries to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

         Section 6.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrower, REA, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of such Person. None of the Borrower, REA, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a material adverse effect on the business of any of them.

         Section 6.9 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrower, REA, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of such Person.

         Section 6.10 TAX STATUS. Each of the Borrower, REA, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, as the filing periods may have been extended, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as provided in the foregoing sentence, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of such Person know of no basis for any such claim.

         Section 6.11 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 6.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of the Borrower, REA, the Guarantors or any of their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

         Section 6.13 ABSENCE OF UCC FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens and in connection with any secured Indebtedness permitted under Section 8.1, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower, REA, any Guarantor or their respective Subsidiaries or rights thereunder.

         Section 6.14 SETOFF, ETC. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower, REA and each Guarantor are the owners of their respective Collateral free from any lien, security interest, encumbrance or other claim or demand, except those encumbrances permitted in the Mortgages.

         Section 6.15 CERTAIN TRANSACTIONS. Except as disclosed on Schedule 6.15 hereto, none of the partners, officers, trustees, directors, or employees of the Borrower, REA, any Guarantor or any of their respective Subsidiaries is a party to any material agreement with the Borrower, REA or any Guarantor (other than for services as partners, employees, officers and directors), including any such agreement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower or REA, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 6.16 EMPLOYEE BENEFIT PLANS. The Borrower, REA, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, any Guarantor nor any ERISA Affiliate has
(a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Mortgaged Properties constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

         Section 6.17 DISCLOSURE. No representation or warranty of the Borrower, REA or any Guarantor contained in this Agreement or the other Loan Documents or in any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower, REA or any Guarantor for use in connection with the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances in which the same were made or will be made.

         Section 6.18 TRADE NAME; PLACE OF BUSINESS. Neither the Borrower, REA nor any Guarantor uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. The principal place of business of each of the Borrower, REA and each Guarantor is 620 West Germantown Pike Suite 200, Plymouth Meeting, Pennsylvania 19462.

         Section 6.19 REGULATIONS U And X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

         Section 6.20 ENVIRONMENTAL COMPLIANCE. To the best of the knowledge and belief of the Borrower and REA, except as specifically set forth in the written environmental site assessment reports of the Environmental Engineer provided to the Agent on or before the date hereof, or in the case of Real Estate acquired after the date hereof, the environmental site assessment reports with respect thereto provided to the Agent:

                  (a) Neither the Borrower, REA, any Guarantor, their respective Subsidiaries nor any operator of the Real Estate, nor any operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves Real Estate and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower, REA, the Guarantors or any of their respective Subsidiaries.

                  (b) Neither the Borrower, REA, any Guarantor nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986);
(ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, REA, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                  (c) (i) No portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, REA, any Guarantor, their respective Subsidiaries or the operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of an office building in the ordinary course of business, and in any event in compliance with all Environmental Laws) (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, or on, upon, into or from the other properties of the Borrower, REA, any Guarantor or their respective Subsidiaries, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;
(iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws.

                  (d) Neither the Borrower, REA, any Guarantor, their respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of the Mortgages or to the effectiveness of any other transactions contemplated hereby.

                  (e) None of the following are or will be located in, on, under or constitute a part of the Real Estate: asbestos or asbestos-containing material in any form or condition; urea formaldehyde insulation; or transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls.

                  (f) There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or affecting the Real Estate.

                  (g) There has been no claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property nor is there any knowledge of any basis for such a claim.

         Section 6.21 INTENTIONALLY OMITTED.



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

         Section 6.22 LEASES. The Borrower has delivered to the Agent true copies of the Leases relating to each Mortgaged Property required to be delivered as a part of the Eligible Real Estate Qualification Documents as of the date hereof.

         Section 6.23 INTENTIONALLY OMITTED.

         Section 6.24 MORTGAGED PROPERTY. The Borrower and REA make the following representations and warranties concerning each of the Mortgaged
Properties:

                  (a) OFF-SITE UTILITIES. All water, sewer, electric, gas, telephone and other utilities necessary for the use and operation of the Mortgaged Property are installed to the property lines of the Mortgaged Property through dedicated public rights-of-way or through perpetual private easements approved by the Agent with respect to which the applicable Mortgage creates a valid and enforceable first lien or security title and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in compliance with applicable law.

                  (b) ACCESS, ETC. The streets abutting the Mortgaged Property are dedicated and accepted public roads, to which the Mortgaged Property has direct access by trucks and other motor vehicles and by foot, or are perpetual private ways or easements (with direct access by trucks and other motor vehicles and by foot to public roads) to which the Mortgaged Property has direct access approved by the Agent and with respect to which the applicable Mortgage creates a valid and enforceable first lien or security title. All private ways or easements providing access to the Mortgaged Property are zoned in a manner which will permit access to the Building over such ways or easements by trucks and other commercial and industrial vehicles.

                  (c) INDEPENDENT BUILDING. The Building is fully independent in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways or through insured perpetual private easements approved by the Agent. The Building is located on a lot which is separately assessed for purposes of real estate tax assessment and payment. The Building, all Personal Property and all paved or landscaped areas related to or used in connection with the Building are located wholly within the perimeter lines of the lot or lots on which the Mortgaged Property is located, except as may be specifically shown on the Survey for such Mortgaged Property.

                  (d) CONDITION OF BUILDING. To the best of the knowledge and belief of the Borrower and REA, the Building is structurally sound, in good repair and free of defects in materials and workmanship. To the best of the knowledge and belief of the Borrower and REA, all major building systems located within the Building, including without limitation heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems (but



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

excluding any systems which are required to be maintained by tenants), are in good working order and condition. To the best of the knowledge and belief of the Borrower and REA, since the date of the property condition reports delivered to the Agent prior to the date hereof, there has been no materially adverse change to the physical condition of any of the Mortgaged Property, including as a result of any fire, explosion, accident, flood or other casualty.

                  (e) BUILDING COMPLIANCE WITH LAW. Neither the Borrower, REA nor any Guarantor has received any notice of, and has no knowledge of, any violation by the Building as presently constructed, used, occupied and operated any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including but not limited to laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health, sanitation, safety, handicapped access, tidelands, wetlands and flood control (hereinafter referred to as the "Requirements"). The Building complies with applicable zoning laws and regulations and is not a so-called non-conforming use. The zoning laws permit use of the Building for its current use. There is such number of parking spaces on the lot or lots on which the Mortgaged Property is located as is adequate under the zoning laws and regulations to permit use of the Building for its current use. Each Mortgaged Property constitutes a separate parcel which has been properly subdivided in accordance with all applicable state and local laws, regulations and ordinances to the extent required thereby, and neither the execution and delivery of the Mortgages nor the exercise of any remedies thereunder by Agent shall violate any such law or regulation relating to the subdivision of real property.

                  (f) NO REQUIRED MORTGAGED PROPERTY CONSENTS, PERMITS, ETC. Neither the Borrower, REA nor any Guarantor has received any notice of, and has no knowledge of, any approvals, consents, licenses, permits issued by any governmental or quasi-governmental authority, utility installations and connections (including, without limitation, drainage facilities), curb cuts and street openings, required by applicable laws, rules, ordinances or regulations or any agreement affecting the Mortgaged Property for the maintenance, operation, servicing and use of the Mortgaged Property or the Building for its current use (hereinafter referred to as the "Project Approvals") which have not been granted, effected, or performed and completed (as the case may be), or any fees or charges therefor which have not been fully paid, or which are no longer in full force and effect. No Project Approvals (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of the Mortgaged Property pursuant to the Mortgage. To the best knowledge of the Borrower and REA, there are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation or other violations affecting, against, or with respect to, the Mortgaged Property or any part thereof.

                  (g) NO VIOLATIONS. Neither the Borrower, REA nor any Guarantor has received written notice of, nor has any knowledge of, any violation of any applicable Requirements, Project Approvals or any other restrictions or agreements by which the Borrower, Guarantor or the Mortgaged Property is bound.

                  (h) INSURANCE. Neither the Borrower, REA nor any Guarantor has received any written notice from any insurer or its agent requiring performance of any work with respect to the Mortgaged Property or canceling or threatening to cancel any policy of insurance, and the Mortgaged Property complies with the requirements of all of the relevant insurance carriers of the Borrower, REA and the Guarantors.

                  (i) REAL PROPERTY AND OTHER TAXES; SPECIAL ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Mortgaged Property or any part thereof which are payable by the Borrower, REA or any Guarantor (except real estate or other taxes or assessments that are not yet delinquent or subject to any penalties, interest or other late charges or which are being contested in good faith by appropriate proceedings and for which the Borrowers, REA or such Guarantor has set aside reserves adequate to pay same). There are no unpaid or outstanding gross receipts, rent or sales taxes payable by the Borrower, REA or any Guarantor with respect to the use and operation of the Mortgaged Property which are due and payable. The Borrower has delivered to the Agent true and correct copies of real estate tax bills for the Mortgaged Property for the past three fiscal tax years. No abatement proceedings are pending with reference to any real estate taxes assessed against the Mortgaged Property. To the best of the knowledge and belief of the Borrower and REA, there are no betterment assessments or other special assessments presently pending with respect to any portion of the Mortgaged Property, and neither the Borrower, REA nor any Guarantor has received any written notice of any such special assessment being contemplated.

                  (j) HISTORIC STATUS. The Building is not a historic structure or landmark and neither the Building nor the Mortgaged Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

                  (k) EMINENT DOMAIN; CASUALTY. Except as set forth on Schedule 6.24(k) hereto, there are no pending eminent domain proceedings against the Mortgaged Property or any part thereof, and, to the best of the knowledge and belief of the Borrower and REA no such proceedings are presently threatened or contemplated by any taking authority. Neither the Mortgaged Property, the Building nor any part thereof is now materially damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

                  (l) LEASES. An accurate and complete Rent Roll and Lease Summary as of the date of inclusion of each Mortgaged Property in the Collateral (or such other recent date as may be required by the Agent) with respect to all Leases of any portion of the Mortgaged Property has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole agreements relating to leasing or licensing of space at such Mortgaged Property and in the Building relating thereto. None of the Leases has been modified, changed, altered, assigned, supplemented or amended in any respect, except as reflected on the Rent Roll, and no tenant is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments or lease buy-outs, except as reflected in the Rent Roll. There are no occupancies, rights, privileges or licenses in or to any Mortgaged Property or portion thereof other than pursuant to the Leases reflected in Rent Rolls previously furnished to the Agent for such Mortgaged Property. Except as set forth in each Rent Roll, the Leases reflected therein are in full force and effect in accordance with their respective terms, without any payment default or any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and neither the Borrower, REA nor any Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower and REA, there is no basis for any such claim or notice of default by any tenant. No property other than the Mortgaged Property which is the subject of the applicable Lease is necessary to comply with the requirements (including, without limitation, parking requirements) contained in such Lease. The Rent Rolls furnished to the Agent accurately and completely set forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. Except as described in SCHEDULE 6.24(l) attached hereto, all tenant improvements or work to be done, furnished or paid for by the Borrower, REA or any Guarantor, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent, and, except as set forth on Schedule 6.24(l), no material leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases.

                  (m) MANAGEMENT AGREEMENT. On and as of the Closing Date, the Mortgaged Properties are self managed by the Borrower and no Management Agreements with any third party or Affiliate exist.

                  (n) OTHER MATERIAL REAL PROPERTY AGREEMENTS; NO OPTIONS. There are no material agreements pertaining to the Mortgaged Property, any Building thereon or the operation or maintenance of either thereof other than as described in this Agreement (including the

Schedules hereto) or otherwise disclosed in writing to the Agent and the Lenders by the Borrower, REA or any Guarantor; and no person or entity has any right or option to acquire the Mortgaged Property or any Building thereon or any portion thereof or interest therein.

         Section 6.25 BROKERS. Neither the Borrower, REA, any Guarantor nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

         Section 6.26 OWNERSHIP. REA is the sole general partner of the Borrower and as of the date hereof owns a 53.00% partnership interest in the Borrower. All of the limited partners of the Borrower as of the date hereof are set forth on Schedule 6.26 hereto. All of the Subsidiaries of the Borrower, REA and the Guarantors as of the date hereof are set forth on Schedule 6.26. The form and jurisdiction of organization of, and the ownership interests of the Borrower, REA and each Guarantor in, each of their respective Subsidiaries as of the date hereof are set forth in said SCHEDULE 6.26. As of the date hereof, neither the Borrower, REA or any Guarantor owns any interest in any joint ventures or other entities which are not Subsidiaries.

         Section 6.27 OTHER DEBT. Neither the Borrower, REA, any Guarantor nor any of their respective Subsidiaries is in default of the payment of any Indebtedness or any other agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party. Neither the Borrower, REA nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower, REA or any Guarantor. Schedule 6.27 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower, REA and each Guarantor or their respective properties and entered into by the Borrower, REA and or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower, REA or any Guarantor, and the Borrower has provided the Agent with true, correct and complete copies thereof.

         Section 6.28 SOLVENCY. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower, REA nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, each of the Borrower, REA and each Guarantor is able to pay its debts as they become due, and each of the Borrower, REA and each Guarantor has sufficient capital to carry on its business.

         Section 6.29 NO BANKRUPTCY FILING. None of the Borrower, REA or any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and neither the Borrower nor REA has knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.

         Section 6.30 NO FRAUDULENT INTENT. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, REA or any Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

         Section 6.31 TRANSACTION IN BEST INTERESTS OF BORROWER; CONSIDERATION. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, REA and each Guarantor and the creditors of such Persons. The direct and indirect benefits to inure to the Borrower, REA and each Guarantor pursuant to this Agreement and the other Loan Documents constitute substantially more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, REA and each Guarantor pursuant to this Agreement and the other Loan Documents, and but for the willingness of REA and each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, REA, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

         Section 6.32 YEAR 2000 COMPLIANT. Borrower has (i) undertaken a reasonably detailed inventory, review and assessment of all areas within its business and operations that could reasonably be expected to be adversely affected by the failure to be Year 2000 Compliant prior to September 30, 1999,
(ii) developed a reasonably detailed plan and timeline for such Information Technology to become Year 2000 Compliant prior to September 30, 1999, and (iii) to date, implemented that plan in accordance with that timetable in all material aspects. Borrower reasonably anticipates that such Information Technology will be Year 2000 Compliant by September 30, 1999 or such earlier date as is necessary to avoid any material disruption of Borrower's business and has committed and will commit reasonably adequate resources to its Year 2000 compliance program.

         Section 7 AFFIRMATIVE COVENANTS.

         Each of the Borrower and REA covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

         Section 7.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

         Section 7.2 MAINTENANCE OF OFFICE. The Borrower, REA and each Guarantor will maintain its respective chief executive office at 620 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, or at such other place in the United States of America as the Borrower, REA or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower, REA or such Guarantor in respect of the Loan Documents may be given or made.

         Section 7.3 RECORDS AND ACCOUNTS. The Borrower, REA and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower, REA, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Majority Lenders, (x) make any material change to the accounting procedures used by such Person in preparing the financial statements and other information described in Section 6.4 or Section 7.4, or (y) change its fiscal year.

         Section 7.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. REA will deliver or cause to be delivered to each of the Lenders:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of REA, the audited balance sheet of REA at the end of such year (both on a consolidated basis with the Borrower and their respective Subsidiaries and on an unconsolidated basis), and, if requested, the related audited statements of income, changes in capital and cash flows for such year (both on a consolidated basis with the Borrower and their respective Subsidiaries and if requested by the Agent, on an unconsolidated basis), each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and accompanied by an auditor's report prepared without qualification as to the scope of the audit by a "Big Six" accounting firm, and any other information the Lenders may need to complete a financial analysis of REA, the Borrower and their respective Subsidiaries, in any event together with a written statement from such accountants to the effect that they have read this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

                  (b) as soon as practicable, but in any event not later than forty five (45) days after the end of each of the first three fiscal quarters of REA, copies of the unaudited balance sheet of REA as at the end of such quarter (both on a consolidated basis with the Borrower and their respective Subsidiaries and if requested by the Agent, on an unconsolidated basis), and the related unaudited statements of income, changes in capital and cash flows for the portion of REA's fiscal year then elapsed (both on a consolidated basis with the Borrower and their respective Subsidiaries and if requested by the Agent, on an unconsolidated basis), and a statement showing the aging of the receivables for the Mortgaged Properties, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of REA that the information contained in such financial statements fairly presents the financial position of REA the Borrower and their respective Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the chief financial officer or chief accounting officer of REA in the form of EXHIBIT H hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date. The Compliance Certificate shall be accompanied by copies of the statements of Consolidated Operating Cash Flow for each such fiscal quarter and the preceding fiscal quarters for REA and a statement of Gross Cash Receipts, Operating Expenses and Net Operating Income for each such fiscal quarter and the preceding fiscal quarter for each of the Mortgaged Properties, prepared on a basis consistent with the statements furnished to the Lenders prior to the date hereof and otherwise in form and substance satisfactory to the Agent, together with a certification by the chief financial officer or chief accounting officer of REA that the information contained in such statement fairly presents the Consolidated Operating Cash Flow, Net Operating Income, Gross Cash Receipts and Operating Expenses of REA and the Mortgaged Properties, as applicable, for such periods;

                  (d) as soon as practicable but in any event not later than forty five (45) days after the end of each fiscal quarter of REA (including the fourth fiscal quarter in each year), an updated Rent Roll with respect to each Mortgaged Property, a summary of each such Rent Roll, and a leasing activity report with respect to each Mortgaged Property setting forth the efforts to market and lease the then unleased space in each Mortgaged Property and the results of such efforts;

                  (e) simultaneously with the delivery of the financial statement referred to in subsection (a) above, the business plan of REA for the current fiscal year and a statement (i) listing the Real Estate owned or leased by REA, the Borrower, the Guarantors and their respective Subsidiaries and stating the location thereof, the date acquired and the acquisition cost thereof, (ii) listing the Indebtedness of REA, the Borrower, the Guarantors and their respective Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, (iii) listing the Real Estate, if any, owned or leased by REA, the Borrower, the Guarantors and their respective Subsidiaries which is Under Development and providing a brief summary of the status of such development and (iv) listing any new Subsidiaries of the Borrower, REA or any Guarantor and the ownership thereof, and any change of ownership of any existing Subsidiaries;

                  (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature sent to the partners of the Borrower or the partners or shareholders of REA or any Guarantor;

                  (g) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower, REA and each Guarantor;

                  (h) promptly following the end of each fiscal quarter of REA, evidence of all Swap Agreements entered into and still open by Borrower, REA, the Guarantors and/or their respective Subsidiaries; and

                  (i) from time to time such other financial data and information in the possession of the Borrower, REA, each Guarantor or their respective Subsidiaries (including



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

without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower, REA or any Guarantor) as the Agent may reasonably request.

Notwithstanding anything to the contrary set forth in this Agreement, during any period of time that the percentage partnership interest of REA in the Borrower falls below the ownership threshold which, in accordance with GAAP, would permit the consolidation of the accounts of the Borrower with the accounts of REA:

                  (i) pursuant to Section 7.4(a), REA shall cause to be prepared and delivered the audited balance sheet and financial statements of REA and the Borrower which are described therein on an unconsolidated basis, together with an agreed upon procedures report from the accountants who are preparing such balance sheets and financial statements showing the consolidation of such balance sheets and financial statements as if such consolidation were permitted by GAAP and otherwise in form acceptable to the Agent and, if requested by the Agent, an audited balance sheet and financial statement of the Borrower consolidated in accordance with GAAP;

                  (ii) pursuant to Section 7.4(b), REA shall prepare and deliver the unaudited balance sheets and financial statements of REA and the Borrower which are described therein on a consolidated basis (whether or not such consolidation is permitted by GAAP) based on consolidation methods and procedures in accordance with GAAP;

                  (iii) pursuant to Section 7.4(c), REA shall prepare and deliver the Compliance Certificates described therein and calculate compliance with the covenants set forth in Section 9 and the other covenants described in such Compliance Certificates on the basis of the consolidated balance sheets and financial statements of REA and the Borrower which are described in subclauses (i) and (ii) hereof; and

                  (iv) all other terms and provisions of this Agreement (including defined terms) which depend upon or make reference to the consolidated financial results, balance sheets or financial statements of REA shall be construed to mean such consolidated results, balance sheets or financial statements of REA and the Borrower which are prepared and determined in accordance with subclauses (i), (ii) and
         (iii) hereof.



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

         Section 7.5 NOTICES.

                  (a) DEFAULTS. The Borrower and REA will immediately upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, REA, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, REA or any Guarantor, the Borrower and REA shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

                  (b) ENVIRONMENTAL EVENTS. The Borrower and REA will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances at or from any Real Estate; (ii) any violation of any Environmental Law that the Borrower, REA, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Real Estate and could reasonably be expected to materially affect the assets, liabilities, financial condition or operations of the Borrower, REA, any Guarantor or any of their respective Subsidiaries or the Agent's liens or security title on the Collateral pursuant to the Security Documents.

                  (c) NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The Borrower and REA will give notice to the Agent in writing within five (5) Business Days of becoming aware of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.

                  (d) NOTICE OF LITIGATION AND JUDGMENTS. The Borrower and REA will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, REA any Guarantor or any of their respective Subsidiaries or to which the Borrower,

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

REA, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against any of the Borrower, REA, any Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower, REA or any Guarantor stating the nature and status of such litigation or proceedings. The Borrower, REA and each Guarantor will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten days of any judgment not covered by insurance, whether final or otherwise, against any of the Borrower, REA, any Guarantor or any of their respective Subsidiaries in an amount in excess of $1,000,000.

                  (e) NOTICE OF PROPOSED SALES, ENCUMBRANCES, REFINANCE OR TRANSFER OF NON-MORTGAGED PROPERTY. The Borrower and REA will give notice to the Agent of any proposed or completed sale, encumbrance, refinance or transfer of any Real Estate (other than the Mortgaged Properties) of the Borrower, REA, any Guarantor or their respective Subsidiaries within any fiscal quarter of REA, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Lenders under Section 7.4 with respect to such fiscal quarter. The Compliance Certificate shall with respect to any proposed or completed sale, encumbrance, refinance or transfer be adjusted in the best good faith estimate of REA to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer.

                  (f) NOTIFICATION OF LENDERS. Within five(5) Business Days after receiving any notice under this Section 7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

                  (g) NOTICE OF OCCUPANCY OR TERMINATION BY TENANT. The Borrower and REA will give written notice to the Agent in writing within five (5) Business Days of becoming aware of the termination of a Lease within a Mortgaged Property covering either 10,000 square feet or more or five percent (5%) or more of the aggregate Net Rentable Area of such Mortgaged Property, and such notice shall state the name of the tenant and the Mortgaged Property affected and the amount of the base rent and additional rent that such tenant was obligated to pay. The Borrower and REA shall deliver to the Agent within thirty (30) days after the end of each fiscal quarter a true and correct copy of each Lease within a Mortgaged Property entered into by or on behalf of the Borrower, REA, any Guarantor or their respective Subsidiaries during the preceding quarter and not previously delivered to the Agent.

         Section 7.6 EXISTENCE; COMPLIANCE WITH ENVIRONMENTAL RECOMMENDATIONS.

                  (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Delaware limited partnership. REA will do or



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

cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. Each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence in the jurisdiction of its incorporation or formation. The Borrower and REA will cause each of their respective Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation. The Borrower and REA will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business. The Borrower and REA will, and will cause each of their respective Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses. The common stock of REA shall at all times be listed for trading and be traded on the American Stock Exchange
(AMEX) or the New York Stock Exchange (NYSE), unless otherwise consented to by Majority Lenders.

                  (b) Without limitation of the obligations of the Borrower or REA under this Agreement with respect to the maintenance of the Mortgaged Properties, the Borrower and REA shall promptly and diligently comply with the recommendations of the Environmental Engineer concerning the Mortgaged Properties contained in the building inspection and environmental reports delivered to the Agent.

         Section 7.7 INSURANCE. The Borrower, REA or the applicable Guarantor will, at its expense, procure and maintain for the benefit of the Borrower, REA or such Guarantor and the Agent, insurance policies issued by such insurance companies, in such amounts, in such form and substance, and with such coverages, endorsements, deductibles and expiration dates (which shall not be less than 12 months from the date of issuance of such coverage) as are reasonably acceptable to the Agent, providing the following types of insurance covering each Mortgaged
Property:

                  (i) "all Risks" property insurance (including broad form flood, broad form earthquake and comprehensive boiler and machinery coverages) on each Building and the contents therein of the Borrower, REA or such Guarantor and their respective Subsidiaries in an amount not less than one hundred percent (100%) of the full replacement cost of each such Building and the contents therein determined no less frequently than every 24 months by an insurer, or, if not so determined by the insurer, by a qualified appraiser selected and paid for by the Borrower, REA or such Guarantor and acceptable to the Agent, or such other limit as the Agent may approve, with deductibles not to exceed $100,000 for any one occurrence, with a replacement cost coverage endorsement, an agreed amount endorsement, and, if requested by the Agent, a contingent liability from operation of building laws endorsement, a demolition cost endorsement and an increased cost of construction endorsement in such amounts as the Agent may require. Full



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

         replacement cost as used in this Section 7.7 means the cost of replacing a Building (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and the contents therein without deduction for physical depreciation thereof;

                  (ii) during the course of construction or repair of any Building, the insurance required by clause (i) above shall be written on a builders risk, completed value, non-reporting form, meeting all of the terms required by clause (i) above, covering the total value of work performed, materials, equipment, machinery and supplies furnished, existing structures, and temporary structures being erected on or near the Mortgaged Property, including coverage against collapse and damage during transit or while being stored off-site, and containing a soft costs (including loss of rents) coverage endorsement and a permission to occupy endorsement;

                  (iii) flood insurance if at any time any Building is located in any federally designated "special hazard area" (including any area having special flood, mudslide and/or flood-related erosion hazards, and shown on a Flood Hazard Boundary Map or a Flood Insurance Rate Map published by the Federal Emergency Management Agency as Zone A, AO, Al-30, AE, A99, AH, VO, Vl-30, VE, V, M or E) and the broad form flood coverage required by clause (i) above is not available, in an amount equal to the full replacement cost or the maximum amount then available under the National Flood Insurance Program;

                  (iv) rent loss insurance in an amount sufficient to recover at least the total estimated gross receipts from all sources of income, including without limitation, rental income, for the Mortgaged Property for a twelve month period;

                  (v) commercial general liability insurance against claims for personal injury (to include, without limitation, bodily injury and personal and advertising injury) and property damage liability, all on an occurrence basis, if commercially available, with such coverages as the Agent may reasonably request (including, without limitation, contractual liability coverage, completed operations coverage for a period of two years following completion of construction of any improvements on the Mortgaged Property, and coverages equivalent to an ISO broad form endorsement), with a general aggregate limit of not less than $2,000,000, a completed operations aggregate limit of not less than $2,000,000 and a combined single "per occurrence" limit of not less than $1,000,000 for bodily injury, property damage and medical payments;



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

                  (vi) during the course of construction or repair of any improvements on the Mortgaged Property, owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the insurance required by clause (v) above;

                  (vii) employers liability insurance;

                  (viii) umbrella liability insurance with limits of not less than $25,000,000 to be in excess of the limits of the insurance required by clauses (v), (vi) and (vii) above, with coverage at least as broad as the primary coverages of the insurance required by clauses
         (v), (vi) and (vii) above, with any excess liability insurance to be at least as broad as the coverages of the lead umbrella policy. All such policies shall be endorsed to provide defense coverage obligations;

                  (ix) workers' compensation insurance for all employees of the Borrower, REA or such Guarantor or their respective Subsidiaries engaged on or with respect to the Mortgaged Property; and

                  (x) such other insurance in such form and in such amounts as may from time to time be reasonably required by the Agent against other insurable hazards and casualties which at the time are commonly insured against in the case of properties of similar character and location to the Real Estate.

         The Borrower, REA or the applicable Guarantor shall pay all premiums on insurance policies. The insurance policies with respect to all Mortgaged Property provided for in clauses (v), (vi) and (viii) above shall name the Agent and each Lender as an additional insured and shall contain a cross liability/ severability endorsement. The insurance policies provided for in clauses (i),
(ii), (iii) and (iv) above shall name the Agent as mortgagee and loss payee, shall be first payable in case of loss to the Agent, and shall contain mortgage clauses and lender's loss payable endorsements in form and substance reasonably acceptable to the Agent. The Borrower shall deliver duplicate originals or certified copies of all such policies to the Agent, and the Borrower shall promptly furnish to the Agent all renewal notices and evidence that all premiums or portions thereof then due and payable have been paid. At least 30 days prior to the expiration date of the policies, the Borrower shall deliver to the Agent evidence of continued coverage, in the form of a certificate of insurance satisfactory to the Agent.

                  (a) All policies of insurance required by this Agreement shall contain clauses or endorsements to the effect that (i) no act or omission of the Borrower, REA or any Guarantor or any or their respective Subsidiaries or anyone acting for the Borrower, REA, any Guarantor or any such Subsidiary (including, without limitation, any representations made in the procurement of such insurance), which might otherwise result in a forfeiture of such insurance or any part thereof, no occupancy or use of the Mortgaged Property for purposes more hazardous then permitted by the terms of the policy, and no foreclosure or any other change in title to the Mortgaged Property or any part thereof, shall affect the validity or enforceability of such insurance insofar as the Agent is concerned, (ii) the insurer waives any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower, REA, any Guarantor, any such Subsidiary, the Agent and the Lenders, (iii) such insurance is primary and without right of contribution from any other insurance which may be available, (iv) such policies shall not be modified, canceled or terminated prior to the scheduled expiration date thereof without the insurer thereunder giving at least thirty (30) days prior written notice to the Agent, and (v) the Agent or the Lenders shall not be liable for any premiums thereon or subject to any assessments thereunder, and such insurance shall in all events be in amounts sufficient to avoid any coinsurance liability.

                  (b) The insurance required by this Agreement may be effected through a blanket policy or policies covering all Real Estate of the Borrower, REA, any Guarantor or any of their respective Subsidiaries not included in the Collateral and shall be in amount equal to the replacement cost of all Buildings located on such Real Estate, provided that such blanket policy or policies comply with all of the terms and provisions of this Section 7.7 and contain endorsements or clauses assuring that any claim recovery will not be less than that which a separate policy would provide, including, without limitation, an aggregate limits of insurance endorsement in the case of liability insurance.

                  (c) All policies of insurance required by this Agreement shall be issued by companies licensed to do business in the State where the policy is issued and also in the states where the Real Estate is located and having a rating in Best's Key Rating Guide of at least "A" and a financial size category of at least "VIII".

                  (d) Neither the Borrower, REA, any Guarantor nor any of their respective Subsidiaries shall carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Agreement unless such insurance complies with the terms and provisions of this Section 7.7.

                  (e) In the event of any loss or damage to the Mortgaged Property, the Borrower, REA or the applicable Guarantor shall give prompt written notice to the insurance carrier and the Agent, and the Agent shall furnish a copy of such notice promptly to each of the Lenders. Each of the Borrower, REA and the Guarantors hereby irrevocably authorizes and empowers the Agent, at the Agent's option and in the Agent's sole discretion or at the request of the Majority Lenders in their sole discretion, as its attorney in fact, to make proof of such loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive Insurance Proceeds, and to deduct therefrom the Agent's expenses incurred in the collection of such Insurance Proceeds; provided, however, that so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower, REA or any Guarantor shall in good faith diligently pursue such claim, the Borrower, REA or such Guarantor may make proof of loss and appear in any proceedings or negotiations with respect to the adjustment of such claim, except that the Borrower, REA or such Guarantor may not settle, adjust or compromise any such claim without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed; provided, further, that the Borrower, REA or such Guarantor may make proof of loss and adjust and compromise any claim under casualty insurance policies which is in an amount less than $500,000 so long as no Default or Event of Default has occurred and is continuing and so long as the Borrower, REA or such Guarantor shall in good faith diligently pursue such claim. The Borrower, REA and each Guarantor further authorize the Agent, at the Agent's option, to (i) apply the balance of such Insurance Proceeds to the payment of the Obligations whether or not then due, or
(ii) if the Agent shall require the reconstruction or repair of the Mortgaged Property, to hold the balance of such proceeds as trustee to be used to pay taxes, charges, sewer use fees, water rates and assessments which may be imposed on the Mortgaged Property and the Obligations as they become due during the course of reconstruction or repair of the Mortgaged Property and to reimburse the Borrower, REA or such Guarantor, in accordance with such terms and conditions as the Agent may prescribe, for the costs of reconstruction or repair of the Mortgaged Property, and upon completion of such reconstruction or repair to apply any excess to the payment of the Obligations. Notwithstanding the foregoing, the Agent shall make such net Insurance Proceeds available to the Borrower, REA or such Guarantor to reconstruct and repair the Mortgaged Property, in accordance with such terms and conditions as the Agent may prescribe in the Agent's discretion for the disbursement of the proceeds, provided that (i) the cost of such reconstruction or repair is not estimated by the Agent to exceed twenty five percent (25%) of the replacement cost of the damaged Building (as reasonably estimated by the Agent), (ii) no Event of Default shall have occurred and be continuing, (iii) the Borrower, REA or such Guarantor shall have provided to the Agent additional cash security in an amount equal to the amount reasonably estimated by the Agent to be the amount in excess of such proceeds which will be required to complete such repair or restoration,
(iv) the Agent shall have approved the plans and specifications, construction budget, construction contracts, and construction schedule for such repair or restoration and reasonably determined that the repaired or restored Mortgaged Property will provide the Agent with adequate security for the Obligations (provided that the Agent shall not disapprove such plans and specifications if the Building is to be restored to its condition immediately prior to such damage), (v) the Borrower, REA or such Guarantor shall have delivered to the Agent written agreements binding upon not less than seventy-five percent (75%) of the tenants or other parties having present or future rights to possession of any portion of the affected Mortgaged Property or having any right to require repair, restoration or completion of the Mortgaged Property or any portion thereof, agreeing upon a date for delivery of possession of the Mortgaged Property or their respective portions thereof, to permit time which is sufficient in the judgment of the Agent for such repair or restoration and approving the plans and specifications for such repair or restoration, or other evidence satisfactory to the Agent that none of such tenants or other parties may terminate their Leases as a result of such casualty or as a result of having a right to approve the plans and specifications for such repair or restoration (it being agreed that the foregoing percentage of seventy-five percent (75%) shall be determined by reference to those tenants in the aggregate occupying or having rights to occupy not less than seventy-five percent (75%) of the Net Rentable Area of the Building so damaged), (vi) the Agent shall determine that such repair or reconstruction can be completed prior to the Maturity Date, (vii) the Agent shall receive evidence reasonably satisfactory to it that any such restoration, repair or rebuilding complies in all respects with any and all applicable state, federal and local laws, ordinances and regulations, including without limitation, zoning laws, ordinances and regulations, and that all required permits, licenses and approvals relative thereto have been or will be issued in a manner so as not to impede the progress of restoration, and (viii) the Agent shall receive evidence reasonably satisfactory to it that the insurer under such policies of fire or other casualty insurance does not assert any defense to payment under such policies against the Borrower, REA, any Guarantor or the Agent. Any excess Insurance Proceeds shall be paid to the Borrower, or if an Event of Default has occurred and is continuing, such proceeds shall be applied to the payment of the Obligations, unless in either case by the terms of the applicable insurance policy the excess proceeds are required to be returned to such insurer. In no event shall the provisions of this Section be construed to extend the Maturity Date or to limit in any way any right or remedy of the Agent upon the occurrence of an Event of Default hereunder. If the Mortgaged Property is sold or the Mortgaged Property is acquired by the Agent, all right, title and interest of the Borrower, REA and any Guarantor in and to any insurance policies and unearned premiums thereon and in and to the proceeds thereof resulting from loss or damage to the Mortgaged Property prior to the sale or acquisition shall pass to the Agent or any other successor in interest to the Borrower or purchaser of the Mortgaged Property.

                  (f) The Borrower, REA and each and Guarantor will require any general contractor to obtain and maintain at all times during the construction of any improvements to the Mortgaged Property the insurance required by the general contractor's contract approved by the Agent and such other insurance as may be reasonably required by the Agent (including, without limitation, commercial general liability insurance, comprehensive automobile liability insurance, all-risk contractor's equipment floater insurance, workmen's compensation insurance and employer liability insurance). The Borrower, REA and each and Guarantor will require its architect, engineer and any other design professional providing design or engineering services in connection with the construction of any improvements to the Mortgaged Property to obtain and maintain professional liability insurance covering any claims asserted with respect to the Mortgaged Property for such period of time as the Agent may reasonably approve. All such insurance required by this paragraph shall be in such amounts and form, to include such coverage and endorsements, and to be issued by such insurers as shall be approved by the Agent, and to contain the written agreement of the insurer to give the Agent thirty (30) days prior written notice of cancellation, nonrenewal, modification or expiration. The Borrower, REA and each Guarantor will provide or will cause its general contractor or design professional to provide the Agent with certificates evidencing such insurance upon the request of the Agent.

                  (g) The Borrower, REA and the Guarantors will, and will cause each of their respective Subsidiaries to, at their expense, procure and maintain insurance covering the Real Estate other than the Collateral in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

                  (h) The Borrower, REA and the Guarantors will provide to the Agent for the benefit of the Lenders Title Policies for all of the Mortgaged Properties of such Person. Each Title Policy shall also contain, to the extent available, a tie-in endorsement aggregating the insurance coverage provided under all of the policies issued by the same title insurance company relating to the Borrower, REA and each Guarantor.

         Section 7.8 TAXES. The Borrower, REA and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon them or upon the Mortgaged Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, PROVIDED that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and the Borrower, REA, any such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and PROVIDED, FURTHER, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, REA, any such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.

         Section 7.9 INSPECTION OF PROPERTIES AND BOOKS. The Borrower, REA and the Guarantors will, and will cause their respective Subsidiaries to, permit the Lenders, through the Agent or any representative designated by the Agent, at the Borrower's expense and upon reasonable prior notice to visit and inspect any of the properties of the Borrower, REA, each Guarantor or any of their respective Subsidiaries, to examine the books of account of the Borrower, REA, each Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, REA, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower, REA, the Guarantors and their respective Subsidiaries.

         Section 7.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower, REA and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments in all material respects to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, REA, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, REA, such Guarantor or such Subsidiary will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

         Section 7.11 FURTHER ASSURANCES. The Borrower, REA and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

         Section 7.12 INTENTIONALLY OMITTED.

         Section 7.13 MANAGEMENT.

                  (a) There shall not occur, without the prior written consent of the Majority Lenders, any material change in any unaffiliated third party management of the Mortgaged Properties (including, without limitation, the hiring or termination of any unaffiliated third party property manager).



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

                  (b) Each of the Borrower, REA and each Guarantor shall have the right to cause its Mortgaged Property to be managed pursuant to a Management Agreement that (i) is with a property manager which is not an Affiliate and which has been approved by the Agent, and (ii) contains provisions reasonably satisfactory to the Agent, including with respect to compensation of the property manager, subordination of management fees, termination rights and exercise by the Agent of its remedies under the Loan Documents following an Event of Default. Neither the Borrower, REA nor any Guarantor shall directly or indirectly enter into any Management Agreement or similar agreement delegating to another Person which is not an Affiliate substantial authority over the leasing, maintenance or operation of any Mortgaged Property other than as aforesaid.

         Section 7.14 LEASES OF THE PROPERTY. Neither the Borrower, REA nor any Guarantor will lease all or any portion of a Mortgaged Property or amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or grant any concessions to or waive the performance of any obligations of any tenant, lessee or licensee under, any now existing or future Lease without the prior written consent of the Agent; provided, however, with respect to any Lease which covers less than the lesser of 20,000 square feet or five percent (5%) of the aggregate Net Rentable Area of the Mortgaged Properties, the Borrower, REA or any Guarantor may amend, supplement or otherwise modify, terminate or cancel, or accept the surrender of, or consent to the assignment or subletting of, or granting concessions to or waive the performance of any obligations of any tenant, lessee or licensee under any such Lease in the ordinary course of business consistent with sound leasing and management practices for similar properties. The Borrower, at the Agent's request, shall furnish the Agent with executed copies of all Leases hereafter made. Within 30 days from the date hereof, the Borrower will submit to the Agent a form lease for use for office properties and a form lease for industrial properties (collectively, the "Form Lease") for the Mortgaged Properties, which shall be reasonably satisfactory to the Agent and shall thereafter be utilized in connection with all leasing of space at the Mortgaged Properties. Upon the Agent's request, the Borrower, REA and each Guarantor shall make a separate and distinct assignment to the Agent as additional security, of all Leases hereafter made. Notwithstanding the foregoing, following the Agent's approval of the "Leasing Parameters" (as hereinafter defined) for a Mortgaged Property, the Borrower, REA or any Guarantor may, without the prior approval of the Agent, enter into any Lease provided that the Lease covers less than the lesser of 20,000 square feet or five percent (5%) of the aggregate Net Rentable Area of the Mortgaged Properties, is a bona fide arm's length lease entered into in the ordinary course of business with a party which is not an Affiliate of the Borrower, REA or any Guarantor, falls within the Leasing Parameters and is on the Form Lease (without material modification or addition). Any Lease submitted to the Agent for approval shall be deemed approved by the Agent unless the Agent expressly disapproves the same by written notice delivered to the Borrower (which shall state the reasons for disapproval) within five (5) Business Days after the date of the delivery of such Lease to the Agent for approval and all other



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information reasonably requested by the Agent in order to make such determination. As used herein, "Leasing Parameters" means leasing parameters for a Mortgaged Property approved by the Agent. Leasing Parameters shall include, without limitation, the minimum and maximum term, the minimum rent, tax and operating stops, tenant standard improvements, tenant allowances and other tenant inducements and leasing commissions, and shall be approved by the Agent prior to the commencement of each calendar year during the term of the Notes. The Agent agrees to provide a Subordination, Attornment and Nondisturbance Agreement for the tenant under any Lease that covers more than the lesser of 20,000 square feet or five (5%) of the aggregate Net Rentable Area of the Mortgaged Properties as requested by the Borrower, provided that (a) such tenant is not an Affiliate of the Borrower, REA or any Guarantor, (b) the Lease is on the Form Lease (without modifications or additions), (c) the Lease falls within the Leasing Parameters, and (d) the terms of the Subordination, Attornment and Nondisturbance Agreement are otherwise acceptable to the Agent. The Agent shall provide a Subordination, Attornment and Nondisturbance Agreement with respect to each other Lease that is approved by the Agent provided that the terms of the Subordination, Attornment and Nondisturbance Agreement are acceptable to the Agent.

         Section 7.15 FUNDAMENTAL CHANGES OF BORROWER. Each of the Borrower, REA and each Guarantor: (a) does not own and will not own or lease any encumbered asset other than (i) the Mortgaged Properties and incidental personal property necessary for the operation of the Mortgaged Properties (which will only be encumbered by liens in favor of the Agent), and (ii) other properties as permitted by Section 8.2(ii), Section 8.2(iv), Section 8.2(v) and Section 8.2(viii); (b) is not engaged and will not engage in any business other than the ownership, management or leasing of the Mortgaged Properties and Investments permitted pursuant to Section 8.3; (c) except for those agreements described on
Schedule 6.15, has not entered and will not enter into any contract or agreement with any of its general partners, principals or Affiliates or any Affiliate of any such general partner except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate; (d) has not made and will not make any loans or advances to any third party (including any Affiliate (other than (i) the loan evidenced by the promissory note described in Section 8.1(j) and (ii) loans made by Borrower to American Real Estate Management, Inc. ("Management Inc."), to provide operating funds for the continued operation of Management Inc.; provided, however, such loans to Management Inc. shall not exceed the aggregate amount of general and administrative expenses incurred by both Borrower and REA plus $2,500,000.00);
(e) is and will be solvent and pay its debt from its assets as the same shall become due; (f) will not, nor will any partner, limited or general, or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, limited liability company agreement, articles of incorporation or by-laws, except in connection with the admission of new limited partners in the Borrower in accordance with the terms of this Agreement, or such other amendments, modifications or changes to such organizational documents which do not adversely affect the



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Lenders or their rights hereunder; (g) will conduct and operate its business substantially as presently conducted and operated and in compliance with the terms and conditions of this Agreement; (h) will maintain books and records and accounts separate from those of its Affiliates, including its general partners;
(i) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof, including any general partner or any Affiliate of any general partner of the Borrower, REA or any Guarantor); (j) will file its own tax returns; (k) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (l) will not seek the dissolution or winding up, in whole or in part, of the Borrower, REA or any Guarantor; (m) will not commingle the funds and other assets of the Borrower, REA or any Guarantor with those of any general partner, any Affiliate or any other Person; (n) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify their respective individual assets from those of any affiliate or any other person; and (o) except as contemplated hereunder, does not and will not hold itself out to be responsible for the debts or obligations of any other person.

         Section 7.16 REGISTERED SERVICEMARK. Without the prior written consent of the Agent, none of the Mortgaged Properties shall be owned or operated by the Borrower, REA or any Guarantor under any registered or protected trademark, tradename, servicemark or logo. Without limiting the foregoing, the Agent may condition its consent to the use of any of the foregoing upon the granting to the Agent for the benefit of the Lenders of a perfected first priority security interest therein.

         Section 7.17 OWNERSHIP OF REAL ESTATE. All Real Estate and all interests (whether direct or indirect) of REA, the Borrower, the Guarantors and any of their respective Subsidiaries in income-producing real estate assets now owned or leased or acquired or leased after the Closing Date shall be owned or leased directly by the Borrower; PROVIDED, however that (i) subject to the restrictions contained in Section 8.3, the Borrower shall be permitted to own or lease interests in Real Estate together with other third party joint venture partners; (ii) Real Estate which is encumbered by Non-recourse Indebtedness of the type described in Section 8.1 (f) or Section 8.1(h) may be owned or leased by the Borrower or any of its Subsidiaries; and (iii) the Subsidiaries of the Borrower or REA listed on Schedule 7.17 hereto may own or lease the Real Estate described therein.

         Section 7.18 INTENTIONALLY OMITTED.

         Section 7.19 CHANGE IN CONTROL. The Borrower and REA covenant and agree that: (i) REA will at all times (a) be the sole general partner of the Borrower,
(b) own the largest percentage interest of any partner in the Borrower and (c) be responsible for making all day-to-day operational and management decisions to be made by the Borrower in the conduct of its business and (ii) each Guarantor will be and remain a wholly owned subsidiary of the Borrower, except



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for Virginia Street Associates Limited Partnership ("Virginia"), as to which a
0.1% limited partnership interest may continue to be owned by Gail Mulvihill.

         Section 7.20 INTENTIONALLY OMITTED.

         Section 7.21 REIT STATUS. Subject to the terms of Section 8.7, REA shall at all times comply with all requirements of applicable laws and regulations necessary to maintain REIT Status.

         Section 7.22 MAINTENANCE OF PROPERTY; REPAIR; ALTERATIONS. Each of the Borrower, REA and each Guarantor (i) shall maintain or cause to be maintained its Mortgaged Property and all other items of its Collateral in good condition and repair, reasonable wear and tear excepted, (ii) except to the extent required by any Lease, shall not remove, demolish or structurally alter, or permit or suffer the removal, demolition or structural alteration of, any Buildings except with the prior written consent of the Agent which consent shall not be unreasonably withheld, conditioned or delayed, (iii) shall complete any Buildings which may be now or hereafter constructed on any Mortgaged Property and restore in like manner any portion of the Buildings which may be damaged or destroyed thereof from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor, (iv) shall comply in all material respects with all applicable requirements of insurance policies required hereunder and all covenants, conditions and restrictions now or hereafter affecting its Mortgaged Property or any other item of Collateral or any part thereof or requiring any alterations or improvements, (v) shall not commit, suffer or permit any act to be done in or upon the Collateral in violation of any applicable law, (vi) except to the extent required by any Lease, shall not remove any item of the Collateral without replacing it with a comparable item of equal or greater quality, value and usefulness except for sales in the ordinary course of business of property which is obsolete or no longer useful, (vii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of its Mortgaged Property and all other items of Collateral in all cases in which the failure so to do would have a material adverse effect on the condition of the applicable Mortgaged Property or Collateral or on the financial condition, assets or operations of the Borrower, REA, each Guarantor and their respective Subsidiaries and (viii) will cause all of their respective properties and those of their respective Subsidiaries used or useful in the conduct of their respective business or the business of their respective Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment.

         Section 7.23 PAYMENT OF LIENS.

                  (a) In the event that, notwithstanding the covenants contained in Section 8.2, a lien not otherwise permitted under Section 8.2 may encumber any Mortgaged Property or Collateral or any portion thereof, the Borrower shall promptly discharge such lien or cause such lien to be discharged by payment to the lienor or lien claimant or promptly secure removal of such lien by



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bonding or deposit with the country clerk or otherwise or, at the Agent's option, promptly obtain insurance against, any such lien within thirty (30) days after the receipt of written notice thereof. The Borrower shall make available to the Agent upon request all receipts or other evidence satisfactory to the Agent of payment of taxes, assessments, liens or any other item which may cause any such lien to be filed against any Mortgaged Property or Collateral. The Borrower shall fully preserve the liens and the priority of the Mortgages without cost or expense to the Agent.

                  (b) If the Borrower fails to promptly discharge or remove any such lien described in paragraph (a) of this Section 7.23 within thirty (30) days after the receipt of written notice thereof, then the Agent may, but shall not be required to, procure the release and discharge of such lien, and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as the Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any liens under this subsection, the Agent shall not be required to establish or confirm the validity or amount of the lien. The Borrower agrees that all costs and expenses expended or otherwise incurred pursuant to this Section (including reasonable attorneys' fees and disbursements) by the Lender shall be paid by the Borrower in accordance with the terms hereof.

                  (c) In the event that the Agent reasonably suspects that a lien not otherwise permitted under Section 8.2 may encumber any Mortgaged Property or Collateral or any portion thereof, the Agent may, at the expense of the Borrower, obtain an updated title and/or lien search regarding such Mortgaged Property or Collateral; provided that if no such lien not otherwise permitted hereunder is revealed by such updated title or lien search, the Borrower shall have no obligation to pay for or reimburse the Agent in respect of, such title or lien search.

         Section 7.24 DISTRIBUTIONS OF INCOME TO THE BORROWER. The Borrower shall cause all of its Subsidiaries to promptly distribute to the Borrower (but not less frequently than once each fiscal quarter of the Borrower, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its Debt Service and Operating Expenses for such quarter and (b) the establishment of reasonable reserves for the payment of Operating Expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

         Section 7.25 LIMITING AGREEMENTS. Should the Borrower, REA, the Guarantors or any of their respective Subsidiaries enter into or modify any agreements or documents pertaining to any existing or future Indebtedness permitted by Section 8.1(k), which agreements or documents include covenants (whether affirmative or negative), warranties, defaults or events of default (or any



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other provision which may have the same practical effect as any of the foregoing) which are individually or in the aggregate more restrictive against the Borrower, the Guarantors or their respective Subsidiaries than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly notify the Agent and, if requested by the Agent or the Majority Lenders, the Borrower, the Agent, and the Lenders shall promptly amend this Agreement and the other Loan Documents to include some or all of such more restrictive provisions as determined by the Agent or the Majority Lenders in their sole discretion, and the Borrower shall cause REA and the Guarantors to consent to such amendment. Notwithstanding the foregoing, this Section 7.25 shall not apply to covenants (whether affirmative or negative), warranties, defaults or events of default (or any other provision which may have the same practical effect as any of the foregoing) contained in any agreements or documents evidencing or securing recourse Indebtedness that relate only to specific Real Estate that is collateral for such Indebtedness.

         Section 8 NEGATIVE COVENANTS.

         Each of the Borrower and REA covenants and agrees that, so long as any Loan or Note is outstanding or any of the Lenders has any obligation to make any
Loans:

         Section 8.1 RESTRICTIONS ON INDEBTEDNESS. Subject to the further limitations contained in this Section 8.1, the Borrower, REA and the Guarantors will not, and will not permit their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Lenders arising under any of the Loan Documents;

                  (b) current liabilities of the Borrower, REA, the Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

                  (d) Indebtedness in respect of judgments or awards for so long as the existence of same is not an Event of Default under Section 12.1A(k);

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) subject to the provisions of Section 9, Non-recourse Indebtedness; PROVIDED that (i) no such Non-recourse Indebtedness shall be incurred unless the Borrower shall have provided



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

to the Lenders a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating compliance with the covenants referred to therein after giving effect to such incurrence, (ii) such Non-recourse Indebtedness has a maturity date that is not sooner than 180 days after the Maturity Date; provided, that this clause (ii) shall not apply to Non-recourse Indebtedness secured by a lien on Real Estate which was proposed for inclusion in the Collateral pursuant to Section 5.3 but not accepted by the Majority Lenders in accordance with Section 5.3;

                  (g) [INTENTIONALLY OMITTED]

                  (h) subject to the provisions of Section 9, Non-recourse Indebtedness that is assumed by the Borrower or a Subsidiary of the Borrower in connection with the acquisition of Real Estate;

                  (i) Indebtedness in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in
Section 8.3(d) or (e);

                  (j) that certain promissory note issued by REA to the Borrower in the amount of $10,000,000; and

                  (k) subject to the provisions of Section 9, recourse Indebtedness (other than the Loans) in an aggregate principal amount not to exceed ten percent (10%) of Consolidated Total Assets of REA; provided that (i) no such recourse Indebtedness shall be incurred unless the Borrower shall have provided to Lenders a statement that no Default or Event of Default exists and a Compliance Certificate demonstrating compliance with the covenants referred to therein after giving effect to such incurrence, and (ii) such recourse Indebtedness bears a maturity date that is not sooner than 180 days after the Maturity Date; provided, however, this Section 8.1(k)(ii) shall not apply to recourse Indebtedness incurred (a) in connection with the construction or development of projects owned by Borrower, REA, the Guarantors or their respective subsidiaries or (b) in connection with deposits made for purchases in the ordinary course of business.

         Section 8.2 RESTRICTIONS ON LIENS, ETC. The Borrower, REA and the Guarantors will not, and will not permit their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand



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

against any of them that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of the Borrower, REA, any Guarantor or any such Subsidiary which prohibits the creation or maintenance of any lien securing the Obligations; PROVIDED that the Borrower, REA, the Guarantors and any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

                  (i) liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue;

                  (ii) liens on Real Estate other than the Mortgaged Property or any interest therein (including the rents, issues and profits therefrom) in respect of Indebtedness which is permitted by
         Section 8.1(d), Section 8.1(f), Section 8.1(h) or Section 8.1(k);

                  (iii) liens on Real Estate other than the Mortgaged Properties or any interest therein in respect of judgments or awards for so long as the existence of the same is not an Event of Default under
         Section 12.1A.(k);

                  (iv) encumbrances on properties other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower, REA, the Guarantors or any such Subsidiary is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, REA, the Guarantors or any such Subsidiary, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower, REA or the Guarantors individually or of the Borrower, REA or the Guarantors and their respective Subsidiaries on a consolidated basis;

                  (v) liens on Short-term Investments securing Indebtedness permitted by Section 8.1(h);

                  (vi) liens in favor of the Agent and the Lenders under the Loan Documents;

                  (vii) liens and encumbrances on a Mortgaged Property expressly permitted under the terms of the Mortgage relating thereto; and



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

                  (viii) equipment leases of personal property in connection with the operation of its Real Estate in the ordinary course of business.

         Section 8.3 RESTRICTIONS ON INVESTMENTS. The Borrower, REA and the Guarantors will not, and will not permit any of their respective Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, REA, any Guarantor or any such Subsidiary;

                  (b) marketable direct obligations of any of the following:
Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or bank of the United States of America;

                  (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of any of the Lenders or any United States banks having total assets in excess of $100,000,000; PROVIDED, HOWEVER, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $1,000,000;

                  (d) securities commonly known as "commercial paper" issued by any Lender, or by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 1" if then rated by Moody's Investors Service, Inc., and not less than "A 1", if then rated by Standard & Poor's Corporation;

                  (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

                  (f) repurchase agreements having a term not greater than 180 days and fully secured by securities described in the foregoing subsections (a),
(b) or (e) with the Lenders, banks described in the foregoing subsection (c) or financial institutions or other corporations having total assets in excess of $500,000,000;

                  (g) shares of so-called "money market funds" registered with the Securities and Exchange Commission under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

                  (h) subject to Section 7.17 and Section 9, fee interests and leasehold interests in Real Estate utilized or to be utilized principally for office and/or industrial purposes, including earnest money deposits relating thereto and transaction costs; PROVIDED that the Borrower, REA, or its Subsidiaries shall be permitted to acquire or lease interests in Real Estate which is not utilized or to be utilized for office or industrial purposes if (i) such Real Estate is acquired or leased by the Borrower, REA, or its Subsidiaries in connection with the acquisition of a portfolio of predominantly office and/or industrial properties and (ii) the aggregate cost of such non-office/industrial Real Estate and all other non-office/industrial Real Estate previously acquired or leased by the Borrower pursuant to this proviso does not exceed at any time ten percent (10%) of the Consolidated Total Assets of REA;

                  (i) Subsidiaries of the Borrower listed on SCHEDULE 6.21 and any wholly-owned Subsidiaries of the Borrower who become Guarantors pursuant to
Section 5.3 hereof;

                  (j) subject to Section 7.17, joint ventures formed for the purpose of owning, leasing and/or developing Real Estate and which are not Subsidiaries of REA or the Borrower; PROVIDED that the aggregate amount of such Investments shall not at any time exceed ten percent (10%) of the Consolidated Total Assets of REA; and

                  (k) mortgages secured principally by real property which is improved by an office and/or industrial building or other income-producing real property; PROVIDED, HOWEVER, that the aggregate cost of such mortgages and related debt (or if originated by Borrower or REA, the principal amount outstanding thereunder) shall not exceed ten percent (10%) of REA's Consolidated Total Assets.

         Section 8.4 MERGER, CONSOLIDATION. The Borrower, REA and the Guarantors will not, and will not permit their respective Subsidiaries to, become a party to any merger, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition, in each case without the prior written consent of the Majority Lenders, except for (i) the merger or consolidation of two or more Subsidiaries of the Borrower, REA or any Guarantor, and (ii) the merger or consolidation of one or more of the Subsidiaries of the Borrower, REA or any Guarantor with and into the Borrower, REA or any Guarantor where the Borrower, REA or a Guarantor is the sole surviving entity; provided that both the Borrower and REA shall at all times continue their existence as separate entities.

         Section 8.5 SALE AND LEASEBACK. The Borrower, REA and the Guarantors will not, and will not permit their respective Subsidiaries to enter into any arrangement, directly or indirectly,



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whereby the Borrower, REA, any Guarantor or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower, REA, a Guarantor or any such Subsidiary shall lease back such Real Estate.

         Section 8.6 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower, REA and the Guarantors will not, and will not permit their respective Subsidiaries to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws).

         The Borrower, REA and the Guarantors shall, and shall cause their respective Subsidiaries to:

                  (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Real Estate in violation of applicable Environmental Laws, changed as aforesaid; and

                  (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower, REA, Guarantor or any such Subsidiary), cause the prompt containment and removal of such Hazardous Substances and remediation of the Real Estate in full compliance with all applicable laws and regulations; PROVIDED, that each of the Borrower, REA, the Guarantors and their respective Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Majority Lenders and no action shall have been commenced by any enforcement agency. The Majority



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         Lenders may engage their own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein. Notwithstanding the foregoing, if any Release or disposal of Hazardous Substances shall occur or shall have occurred on the Real Estate (except any such Release or disposal occurring prior to the acquisition or leasing of such Real Estate by the Borrower, REA, a Guarantor or any such Subsidiary and disclosed in an environmental assessment delivered to the Agent prior to the inclusion of such Real Estate in the Collateral) and such Real Estate is a Mortgaged Property, the Agent shall have the right to require that the Borrower, in compliance with Section 9, provide to the Agent a substitute Mortgaged Property which is Eligible Real Estate within ninety (90) days of demand by the Agent in accordance with Section 5.3 or obtain the release of such Mortgaged Property pursuant to Section 5.4.

         At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time that the Agent or the Majority Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Real Estate, or that any of the Real Estate is not in compliance with Environmental Laws, the Agent may at its election (and will at the request of the Majority Lenders) obtain such environmental assessments of such Real Estate prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the soil or water at or adjacent to such Real Estate and (ii) whether the use and operation of such Mortgaged Property comply with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Real Estate including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Real Estate and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower; except for those assessments required by the Agent at a time when an Event of Default does not exist and which fail to reveal the existence of a Release of Hazardous Substance and/or that the Real Estate is not in compliance with Environmental Laws, which assessments shall be at the sole cost and expense of the Lenders.

         Section 8.7 DISTRIBUTIONS. Neither the Borrower, REA or the Guarantors will, or will permit their respective Subsidiaries to, make any Distributions which would violate any of the following covenants:

                  (a) Neither the Borrower nor REA will pay any Distribution to its partners or shareholders the amount of which, when added to the amount of all other Distributions paid by it in the same fiscal quarter and the three immediately preceding fiscal quarters, would exceed one hundred percent (100%) of its Funds from Operations for such period;



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                  (b) In the event that an Event of Default shall have occurred and be continuing, neither the Borrower nor REA shall make any Distributions other than the minimum Distributions required under the Code to maintain the REIT Status of REA, as evidenced by a certification of an authorized representative of each of the Borrower and REA containing calculations in reasonable detail satisfactory in form and substance to the Agent; and

                  (c) In the event that an Event of Default shall have occurred and be continuing and the maturity of the Obligations has been accelerated, neither the Borrower, REA, the Guarantors nor any of their respective Subsidiaries shall make any Distributions whatsoever, either directly or indirectly.

         Section 8.8 ASSET SALES. Neither the Borrower, REA or the Guarantors will, or will permit their respective Subsidiaries to, sell, transfer or otherwise dispose of any Real Estate or equity interests therein (except as the result of a condemnation or casualty and except for the granting of Permitted Liens) unless there shall have been delivered to the Lenders a statement of the Borrower that no Default or Event of Default exists and, in the event that such disposition is of Real Estate having a value greater than $10,000,000, a Compliance Certificate demonstrating compliance with the covenants referred to therein after giving effect to such sale, transfer or other disposition.

         Section 8.9 DEVELOPMENT ACTIVITY. Neither the Borrower, REA or the Guarantors will, or will permit respective Subsidiaries to, engage, directly or indirectly (including through any joint venture in which the Borrower, REA, any Guarantor or their respective Subsidiaries owns a Minority Interest), in the development of properties without the prior written consent of the Majority Lenders in their sole discretion; PROVIDED that without the consent of the Majority Lenders the Borrower, REA, the Guarantors or their respective Subsidiaries may engage in the development of any number of properties to be used principally for office and/or industrial purposes provided that the aggregate cost (on a fully developed basis) of acquisition and development of properties Under Development at any time shall not exceed twenty percent (20%) of the Consolidated Total Assets of REA. Each of the Borrower, REA and the Guarantors will, and will cause each of its respective Subsidiaries to, at all times that it is engaging in any development as provided herein, maintain available sources of capital equal to the total cost to acquire and complete such developments and to purchase such properties, which sources of capital shall be acceptable to the Agent in its reasonable discretion. Amounts available to be disbursed for such purposes pursuant to this Agreement may be considered as a source of capital for the purposes of this Section 8.9.

         Section 8.10 RESTRICTION ON PREPAYMENT OF INDEBTEDNESS. Neither the Borrower, REA or the Guarantors will, or will permit their respective Subsidiaries to, prepay after the occurrence of any Event of Default the principal amount, in whole or in part, of any Indebtedness other than the Obligations; PROVIDED, that this Section 8.10 shall not prohibit the prepayment of Indebtedness which is



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financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of Section 8.1.

         Section 8.11 ZONING AND CONTRACT CHANGES AND COMPLIANCE. Neither the Borrower, REA nor any Guarantor shall initiate or consent to any zoning reclassification of any of its Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation. Neither the Borrower, REA, nor the Guarantors shall initiate or consent to any change in any laws, requirements of governmental authorities or obligations created by private contracts and Leases which now or hereafter may materially adversely affect the ownership, occupancy, use or operation of any Mortgaged Property.

         Section 8.12 INTENTIONALLY OMITTED.

         Section 8.13 PAYMENTS TO SUBSIDIARIES. Neither REA nor the Borrower will make any payments to any of its Subsidiaries for any purpose other than to provide any such Subsidiary with funds to be used by such Subsidiary to (a) subject to Section 7.17, acquire Eligible Real Estate which will be added to the Borrowing Base or (b) acquire Real Estate that is subject to Non-recourse Indebtedness described in Section 8.1(f) or Section 8.1(h).

         Section 8.14 UNDEVELOPED LAND. The aggregate cost of acquiring the direct and indirect interests of the Borrower, REA, the Guarantors and their respective Subsidiaries in undeveloped land will not at any time exceed ten percent (10%) of the Consolidated Total Assets of REA. For the purposes of this
Section 8.14, land will not be considered "undeveloped" if grading and site improvement permits have been obtained and such site improvement work has commenced.

         Section 8.15 EQUITY FORWARDS. Neither the Borrower, REA nor any other Guarantor shall enter into, contract, create, incur, acquire, issue, assume or suffer to exist any equity index swap, equity forward transaction or other equity swap or equity futures agreement or arrangement; provided, however, that the foregoing prohibition shall not be deemed to prohibit customary issuances in the ordinary course of business of preferred equity, convertible preferred equity or convertible debt for an amount and kind of consideration that is fixed both in kind and amount at the time of original issuance.

         Section 9 FINANCIAL COVENANTS.

         Each of the Borrower and REA covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

         Section 9.1 BORROWING BASE.



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                  (a) The outstanding principal balance of the Loans will not be greater than the Borrowing Base.

                  (b) Subject to Borrower's right to prepay the entire outstanding amount of the Loans in whole, but not in part, the Borrowing Base shall at all times equal or exceed $80,000,000.

         Section 9.2 DEBT COVERAGE. The aggregate Net Operating Income of the Mortgaged Properties for any rolling two (2) fiscal quarters multiplied by two
(2), minus the Capital Improvement Reserves for the Mortgaged Properties, will not be less than 1.5 times the Implied Pool Debt Service of the Borrower. In the event that a Mortgaged Property shall have been owned by Borrower or a Guarantor for less than two (2) fiscal quarters, the Net Operating Income of such Mortgaged Property shall be grossed up in such manner as the Agent shall reasonably determine.

         Section 9.3 NET WORTH. The Consolidated Tangible Net Worth of the Borrower will not at any time be less than Minimum Tangible Net Worth.

         Section 9.4 LIABILITIES TO ASSETS RATIO. The ratio of Consolidated Total Liabilities of REA to Consolidated Total Assets of REA at the end of any fiscal quarter shall not exceed 0.65 to 1:

         Section 9.5 CONSOLIDATED OPERATING CASH FLOW COVERAGE. The Consolidated Operating Cash Flow of REA for any rolling two (2) fiscal quarters shall not be less than 1.70 times the Debt Service of REA on a consolidated basis for such period.

         Section 10 CLOSING CONDITIONS.

         The obligation of the Lenders to make the Loans to be advanced on the Closing Date shall be subject to the satisfaction of the following conditions precedent:

         Section 10.1 LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document, except that each Lender shall have received the fully executed original of its Note. The Agent is authorized by the Lenders to execute on behalf of the Lenders and Agent, as applicable, any amendments or ratifications to agreements securing or relating to the Original Loan Agreement as Agent deems appropriate.

         Section 10.2 CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Agent shall have received from the Borrower, REA and each applicable Guarantor the partnership agreement, corporate charter or other organizational documents of the Borrower, REA or such Guarantor, certified as true and complete as of a recent date by (i) the appropriate officer of each State in which the



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Borrower, REA and each such Guarantor, as applicable, is organized and in which the Mortgaged Properties are located, and (ii) a duly authorized officer of the Borrower, REA and each such



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

Guarantor (or a certification satisfactory to Agent that there have been no changes to the foregoing from those previously provided to the Agent). In addition, the Agent shall have received evidence of the Borrower's, REA's and each applicable Guarantor's qualification to do business, as applicable, as in effect on such date of certification.

         Section 10.3 BYLAWS; RESOLUTIONS. All action on the part of the Borrower, REA and each applicable Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent.

         Section 10.4 INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Agent shall have received from REA and each applicable corporate Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower and each applicable partnership Guarantor a certificate, dated as of the Closing Date, signed by a duly authorized representative of such Person and giving the name and specimen signature of each individual who shall be authorized to make Loan Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

         Section 10.5 OPINION OF COUNSEL. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower, REA and each Guarantor in form and substance satisfactory to the Agent.

         Section 10.6 PAYMENT OF FEES. The Borrower shall have paid to the Agent the fees payable pursuant to Section 4.2.

         Section 10.7 INTENTIONALLY OMITTED.

         Section 10.8 INTENTIONALLY OMITTED.

         Section 10.9 INSURANCE. The Agent shall have received duplicate originals or certified copies of all policies of insurance required by this Agreement.

         Section 10.10 PERFORMANCE; NO DEFAULT. Each Borrower, REA and the applicable Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

         Section 10.11 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Borrower, REA and the applicable Guarantors in the Loan Documents or otherwise made by or



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on behalf of the Borrower, REA and the applicable Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

         Section 10.12 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent's counsel may reasonably require.

         Section 10.13 ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS. The Eligible Real Estate Qualification Documents for each Mortgaged Property included in the Collateral as of the Closing Date shall have been delivered to the Agent at the Borrower's expense and shall be in form and substance satisfactory to the Agent.

         Section 10.14 COMPLIANCE CERTIFICATE. The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter for which REA has provided financial statements under Section 6.4 adjusted in the best good faith estimate of REA as of the Closing Date.

         Section 10.15 INTENTIONALLY OMITTED.

         Section 10.16 INTENTIONALLY OMITTED.

         Section 10.17 ENDORSEMENTS TO TITLE POLICY. To the extent available under applicable law, the Agent shall have received a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall bring forward the date of the Title Policy to the Closing Date and reflect the execution of this Agreement and the recording of amendments to the Security Documents described in the Title Policy.

         Section 11 CONDITIONS TO ALL BORROWINGS.

         The obligations of the Lenders to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:



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         Section 11.1 PRIOR CONDITIONS SATISFIED. All conditions set forth in
Section 10 shall continue to be satisfied with respect to all of the Mortgaged Properties and otherwise as of the date upon which any Loan is to be made.

         Section 11.2 REPRESENTATIONS TRUE; NO DEFAULT. Each of the representations and warranties made by or on behalf of the Borrower, REA or the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true as of the time of the making of such Loan, with the same effect as if made at and as of that time (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing. Each of the Lenders shall have received a certificate of the Borrower and REA signed by an authorized representative of the Borrower and REA to such effect.

         Section 11.3 INTENTIONALLY OMITTED.

         Section 11.4 INTENTIONALLY OMITTED.

         Section 11.5 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with such Loan shall be reasonably satisfactory in substance and in form to the Agent, and the Agent's counsel in form and substance and the Agent shall have received all information and such counterpart originals or certified or other copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent's counsel may reasonably require.

         Section 11.6 BORROWING DOCUMENTS. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information (including, without limitation, a Compliance Certificate) as required by
Section 2.6.

         Section 11.7 ENDORSEMENT TO TITLE POLICY. At such times as Agent shall determine in its discretion, to the extent available under applicable law, a "date down" endorsement to each Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Agent, which endorsement shall, expressly or by virtue of a proper "revolving credit" clause or endorsement in each Title Policy, increase the coverage of each Title Policy to the aggregate amount of all Loans advanced and outstanding on or before the effective date of such endorsement (provided that the amount of coverage under an individual Title Policy for an individual Mortgaged Property need not equal the aggregate amount of all Loans), or if such endorsement is not available, such other evidence and assurances as the Agent may reasonably require (which evidence may include, without limitation, an affidavit from the Borrower stating that there have been no changes in title from the date of the last effective date of the Title Policy).



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         Section 11.8 FUTURE ADVANCES TAX PAYMENT. As a condition precedent to any Lender's obligations to make any Loans available to the Borrower hereunder, the Borrower will pay to the Agent any mortgage, recording, intangible, documentary stamp or other similar taxes and charges which the Agent reasonably determines to be payable as a result of such Loan to any state or any county or municipality thereof in which any of the Mortgaged Properties are located, and deliver to the Agent such affidavits or other information which the Agent reasonably determines to be necessary in connection with such payment in order to insure that the Mortgages on Mortgaged Property located in such state secure the Borrower' obligation with respect to the Loans then being requested by the Borrower. The provisions of this Section 11.8 shall not limit the Borrower's obligations under other provisions of the Loan Documents, including without limitation Section 15 hereof.

         Section 12 EVENTS OF DEFAULT; ACCELERATION; ETC.

         Section 12.1 A. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, within three (3) days from the date the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower or REA shall fail to comply with the covenant contained in Section 9.1 and such failure shall continue to exist after written notice thereof shall have been given to the Borrower by the Agent and the cure period provided in Section 12.1B(a) shall have ended;

                  (d) the Borrower or REA shall fail to comply with any covenant contained in Section 9.2, Section 9.3, Section 9.4 or Section 9.5 and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

                  (e) any of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this Section 12) and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent or such longer period,



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not to exceed an additional sixty (60) days, as may be required to cure such default, PROVIDED that cure is being diligently pursued;

                  (f) any representation or warranty made by or on behalf of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated and such representation or warranty shall continue to be false after written notice thereof shall have been given to the Borrower by the Agent and the cure period provided in Section 12.1(B)(c) shall have ended;

                  (g) any of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness in a principal amount exceeding $2,000,000, or (ii) shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness in a principal amount exceeding $2,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                  (h) any of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

                  (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within ninety (90) days following the filing or commencement thereof;


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

                  (j) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                  (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured final judgments against any of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $2,000,000;

                  (l) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrower, REA or the Guarantors, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of any of the Borrower, REA or any Guarantor shall occur or any sale, transfer or other disposition of the assets of any of the Borrower, REA or any Guarantor shall occur other than as permitted under the terms of this Agreement or the other Loan Documents;

                  (n) the Borrower or REA shall fail to comply with the covenant contained in Section 7.19;

                  (o) all of any portion of a Mortgaged Property (or any interest therein) is forfeited as a result of any criminal or quasi-criminal activity by the owner thereof (or any Person related to the owner thereof);

                  (p) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, REA, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;



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                  (q) Jeffrey Kelter shall cease to have chief executive
responsibilities of REA, and a competent and experienced successor for such Person shall not be approved by the Majority Lenders within six (6) months of such event, such approval not to be unreasonably withheld;

                  (r) REA shall fail to pay or perform any of its obligations under Section 32 or any Guarantor shall fail to pay or perform any of its obligations under its Guaranty; or

                  (s) an event of default under any of the other Loan Documents shall occur;

then, and in any such event, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment , demand, protest or other notice of any kind from any of the Lenders or the Agent.

         Section 12.1 B. CERTAIN CURE PERIODS.

                  (a) Within five (5) Business Days following its receipt of notice from the Agent that a Default has occurred under Section 12.1 A. (c), the Borrower shall notify the Agent in writing as to whether or not it will attempt to cure such Default by providing additional Collateral consisting of Potential Collateral and/or reducing the outstanding principal amount of Loans made to it. Any such notice (the "Cure Proposal Notice") from the Borrower to the Agent shall describe in detail the cure which the Borrower proposes to make. In the event that the Agent does not receive the Cure Proposal Notice from the Borrower within such five (5) Business Day period, the Borrower's cure period shall end and the Default under Section 12.1 A. (c) shall immediately become an Event of Default without any further notice from or other action by the Agent or the Lenders. In the event that the Agent receives the Cure Proposal Notice from the Borrower within such five (5) Business Day period, the Agent shall promptly deliver the same to the Lenders and the actions proposed to be taken by the Borrower as specified therein shall be completed not later than fifteen (15) days following the date on which the Borrower is notified by the Agent that the Majority Lenders have approved the Borrower's proposed actions (or within thirty
(30) days in the event that the Borrower's proposed actions include the Borrower providing additional Collateral consisting of Potential Collateral). Within five
(5) Business Days after their receipt of the Cure Proposal Notice, the Agent shall advise the Borrower as to whether or not the Majority Lenders approve the Borrower's proposed actions based on their good faith business judgment as to whether the actions proposed by the Borrower are sufficient to cure the Default under Section 12.1 A. (c) without the creation of any other Default. In the event that the Agent



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notifies the Borrower of the disapproval by the Majority Lenders of the
Borrower's proposed actions based on the determination by the Majority Lenders that in their good faith business judgment that the actions proposed by the Borrower are insufficient to so cure such Default, the Borrower may, within three (3) Business Days following its receipt of such notice, submit to the Agent an alternative cure proposal or evidence establishing that the Borrower's original cure proposal was so sufficient. Any such submission by the Borrower shall be in writing and shall describe in detail the alternative actions which the Borrower proposes to take or the evidence establishing that the Borrower's original cure proposal was so sufficient. In the event that the Agent does not receive such submission within such three (3) Business Day period, the Borrower's cure period shall end and the Default under Section 12.1 A. (c) shall immediately become an Event of Default without any further notice from or other action by the Agent or the Lenders. In the event that the Agent receives such submission from the Borrower within such three (3) Business Day period, the Agent shall promptly deliver the same to the Lenders and the Agent shall, within five (5) Business Days following their receipt of such submission, advise the Borrower as to whether in the Majority Lenders' good faith business judgment such alternative cure proposal is sufficient to cure such Default without the creation of any other Default hereunder or the Borrower's original cure proposal is so sufficient. In the event that the Majority Lenders determine that the original or alternative cure proposal is so sufficient, the actions so approved by the Majority Lenders to be taken by the Borrower shall be completed not later than fifteen (15) days following the date on which the Borrower is notified by the Agent that the Majority Lenders have approved such original or alternative proposal (or within thirty (30) days in the event that the approved actions include the Borrower providing additional Collateral consisting of Potential Collateral). In the event that the Agent notifies the Borrower that the Majority Lenders have determined that the original or alternative cure proposal is not so sufficient, the Borrower's cure period shall end and the Default under Section
12.1 A. (c) shall immediately become an Event of Default without any further notice from or other actions by the Agent or the Lenders. During any period that a Default exists under Section 12.1 A. (c), the Lenders shall have no obligation to make any further Loans hereunder.

                  (b) In the event that the Borrower shall elect under subsection 12.1B(a) to provide additional Collateral consisting of Potential Collateral, the Real Estate to be added to the Collateral shall be Eligible Real Estate and on or prior to the expiration of the 30-day period referred to in subclause (a) above each of the Eligible Real Estate Qualification Documents shall have been completed at the Borrower's expense and provided to the Agent for the benefit of the Lenders.

                  (c) Within five (5) Business Days following its receipt of notice from the Agent that a Default has occurred under Section 12.1A(f) with respect to any representation and warranty to Mortgaged Property (including, without limitation, the representations and warranties contained in Section 6.20 and Section 6.24), the Borrower shall notify the Agent in writing as to



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whether or not it will attempt to cure such Default by substituting for such
Mortgaged Property additional Collateral consisting of Potential Collateral. The Cure Proposal Notice from the Borrower to the Agent shall describe in detail the cure which the Borrower proposes to make. In the event that the Agent does not receive the Cure Proposal Notice from the Borrower within such five (5) Business Day period, the Borrower's Cure period shall end and the Default under Section
12.1 A. (f) shall immediately become an Event of Default without any further notice from or other action by the Agent or the Lenders. In the event that the Agent receives the Cure Proposal Notice from the Borrower within such five (5) Business Day period, the Agent shall promptly deliver the same to the Lenders and the actions proposed to be taken by the Borrower as specified therein shall be completed not later than thirty (30) days following the date on which the Borrower is notified by the Agent that the Majority Lenders have approved the Borrower's proposed actions. Within five (5) Business Days after their receipt of the Cure Proposal Notice, the Agent shall advise the Borrower as to whether or not the Majority Lenders approve the Borrower's proposed actions based on their good faith business judgment as to whether the actions proposed by the Borrower are sufficient to cure the Default under Section 12.1 A. (f) without the creation of any other Default. In the event that the Agent notifies the Borrower of the disapproval by the Majority Lenders of the Borrower's proposed actions based on the determination by the Majority Lenders that in their good faith business judgment the actions proposed by the Borrower are insufficient to so cure such Default, the Borrower may, within three (3) Business Days following its receipt of such notice, submit to the Agent an alternative cure proposal or evidence establishing that the Borrower's original cure proposal was so sufficient. Any such submission by the Borrower shall be in writing and shall describe in detail the alternative actions which the Borrower proposes to take or the evidence establishing that the Borrower's original cure proposal was so sufficient. In the event that the Agent does not receive such submission within such three (3) Business Day period, the Borrower's cure period shall end and the Default under Section 12.1 A. (f) shall immediately become an Event of Default without any further notice from or other action by the Agent or the Lenders. In the event that the Agent receives such submission from the Borrower within such three (3) Business Day period, the Agent shall promptly deliver the same to the Lenders and the Agent shall, within five (5) Business Days following their receipt of such submission, advise the Borrower as to whether in the Majority Lenders' good faith business judgment such alternative cure proposal is sufficient to cure such Default without the creation of any other Default hereunder or the Borrower's original cure proposal is so sufficient. In the event that the Majority Lenders determine that the original or alternative cure proposal is so sufficient, the actions so approved by the Majority Lenders to be taken by the Borrower shall be completed not later than thirty (30) days following the date on which the Borrower is notified by the Agent that the Majority Lenders have approved such original or alternative cure proposal. In the event that the Agent notifies the Borrower that the Majority Lenders have determined that the original or alternative cure proposal is not so sufficient, the Borrower's cure period shall end and the Default under Section 12.1 A. (f) shall immediately become an Event of Default without any further notice from or other actions by the



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Agent or the Lenders. During any period that a Default exists under Section
12.1A. (f), the Lenders shall have no obligation to make any further Loans hereunder.

         Section 12.2 TERMINATION OF COMMITMENTS. If any one or more Events of Default specified in Section 12.1A.(h), Section 12.1A.(i) or Section 12.1A.(j) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred, the Agent, upon the election of the Majority Lenders, shall by notice to the Borrower terminate the obligation to make Loans to the Borrower. No termination under this Section 12.2 shall relieve the Borrower of its obligations to the Lenders arising under this Agreement or the other Loan Documents.

         Section 12.3 REMEDIES. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 12.1A., the Agent on behalf of the Lenders may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the EX PARTE appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney's fees.

         Section 12.4 DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any



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taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

                  (b) Second, to all other Obligations in such order or preference as the Majority Lenders shall determine; PROVIDED, that (i) distributions in respect of such other Obligations shall include, on a PARI PASSU basis, the Agent's fee payable pursuant to Section 4.3; (ii) in the event that any Lender shall have wrongfully failed or refused to make an advance under
Section 2.7 and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b), and (iii) except as otherwise provided in clause (ii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders PRO RATA; and PROVIDED, further that the Majority Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

                  (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

         Section 13 SETOFF.

         Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower, REA or the Guarantors and any securities or other property of the Borrower , REA or the Guarantors in the possession of such Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower, REA or the Guarantors to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower, REA or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         Section 14 THE AGENT.



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         Section 14.1 AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

         Section 14.2 EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         Section 14.3 NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable to any of the Lenders for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence.

         Section 14.4 NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, REA, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, REA, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries, or the value of the Collateral



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or any other assets of the Borrower, REA or the Guarantors. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.

         Section 14.5 PAYMENTS.

                  (a) A payment by the Borrower, REA or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Lender's PRO RATA share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent shall receive a payment of principal of the Loans which the Agent is unable to distribute to the Lenders by the end of the Business Day upon which such funds are received, and the Agent is able to reinvest such funds pending distribution to the Lenders, then the Agent shall pay to the Lenders such Lender's PRO RATA share of such investment earnings.

                  (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its PRO RATA share of any Loan or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, REA or the Guarantors, whether on account of outstanding Loans, interest, fees or otherwise, to the



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remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Loans. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Lenders or as a result of other payments by the Delinquent Lenders to the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

         Section 14.6 HOLDERS OF NOTES. Subject to the terms of Section 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         Section 14.7 INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         Section 14.8 AGENT AS LENDER. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

         Section 14.9 RESIGNATION. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders (and so long as no Default or Event of Default exists hereunder, after consultation with the Borrower) shall have the right to appoint as a successor Agent any Lender or any financial institution whose senior debt obligations are rated not less than "A2" or its equivalent by Moody's Investors Service, Inc. or not less than "A2" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt


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obligations are rated not less than "A2" or its equivalent by Moody's Investors
Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 14.10 DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct, subject to the terms of any intercreditor agreement among the Agent and the Lenders, the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions.

         Section 15 EXPENSES.

         The Borrower agrees to pay (a) the reasonable costs of reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's gross or net income, except that the Agent and the Lenders shall be entitled to indemnification for any and all amounts paid by them in respect of taxes based on income or other taxes assessed by any State in which Mortgaged Property or other Collateral is located, such indemnification to be limited to taxes due solely on account of the granting of Collateral under the Security Documents and to be net of any credit allowed to the indemnified party from any other State on account of the payment or incurrence of such tax by such indemnified party), including any recording, mortgage, documentary or intangibles taxes in connection with the Mortgages and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all title insurance premiums, appraisal fees, engineer's fees, environmental reviews and the reasonable fees, expenses and disbursements of the counsel to the Agent and any local counsel to



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the Agent incurred in connection with the preparation, administration, syndication or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) all other reasonable out of pocket fees, expenses and disbursements of the Agent actually incurred by the Agent in connection with the preparation or interpretation (arising from a request from Borrower or any failure by Borrower, REA or the Guarantors to perform any of their obligations under the Loan Documents) of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Mortgaged Properties or other Collateral, the review of leases and Subordination, Nondisturbance and Attornment Agreements, the making of each advance hereunder and the syndication of the Commitments pursuant to Section 18 (without duplication of those items addressed in subparagraph (c), above), (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Lender or the Agent) actually incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower, REA or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Lenders' relationship with the Borrower, REA or the Guarantors, (f) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or mortgage recordings, and (g) all reasonable fees, expenses and disbursements (including reasonable attorneys' fees and costs) which may be incurred by BankBoston in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above). The covenants of this Section 15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

         Section 16 INDEMNIFICATION.

         The Borrower agrees to indemnify and hold harmless the Agent and the Lenders and each director, officer, employee, agent and Person who controls the Agent or any Lender from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Mortgaged Properties or the Loans (other than claims resulting from agreements made by a Lender providing for the payment of such fees), (b) any condition of the Mortgaged Properties, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, REA, the Guarantors, or any of their respective Subsidiaries comprised in the



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Collateral, (e) the Borrower, REA and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, or (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Mortgaged Property, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; PROVIDED, HOWEVER, that the Borrower shall not be obligated under this Section 16 to indemnify any Person for liabilities arising from such Person's own gross negligence or willful misconduct. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this
Section 16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

         Section 17 SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, REA or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, REA or the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

         Section 18 ASSIGNMENT AND PARTICIPATION.

         Section 18.1 CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more banks or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent and, so long as no Default or Event of Default exists hereunder, the



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Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed (provided that such consent shall not be required for any assignment to another Lender, to a lender which is and remains under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender, provided that such assignee shall remain a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), a notice of such assignment, (d) in no event shall any voting, consent or approval rights of a Lender be assigned to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, the Borrower or REA, which rights shall instead be allocated PRO RATA among the other remaining Lenders (e) such assignee shall have a net worth as of the date of such assignment of not less than $200,000,000, unless waived by the Agent and the Borrower and (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000 (or if less, the remaining Loans of the assignor), unless waived by the Agent and the Borrower. In addition, each Lender shall attempt (but shall not be obligated) to assign its interests, rights and obligations under this Agreement to a Person who shall be able to deliver to the Borrower the documentation described in Section 4.4(c) evidencing no need to withhold or deduct amounts from payments to be made such Person hereunder. Upon execution, delivery, acceptance and recording of such notice of assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in Section 18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend SCHEDULE 1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common Control with or is not otherwise free from influence or control by, the Borrower or REA. Notwithstanding anything herein to the contrary, in the event that BankBoston shall at any time hold a Commitment less than $20,000,000, then BankBoston shall promptly provide written notice thereof to the Lenders and the Majority Lenders shall have the right, to be exercised within fifteen (15) days of delivery of such notice by BankBoston, to elect to remove BankBoston as Agent and replace BankBoston as Agent, subject to the terms of Section 14.9.

         Section 18.2 REGISTER. The Agent shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, REA, the Guarantors, the Agent



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and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,000.

         Section 18.3 NEW NOTES. Upon its receipt of an assignment executed by the parties to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). The assigning Lender shall deliver to the Agent each Note which is the subject of an assignment. Within five (5) Business Days after receipt of confirmation from the Agent that it has received each Note subject to such assignment, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such assignment and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

         Section 18.4 PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents; PROVIDED that
(a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under
Section 4.8, Section 4.9 and Section 4.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (provided that the Lender granting the participation interest shall not be prohibited from granting any participant (in the participation agreement to be entered into between the Lender and such participant) the right to approve waivers, amendments or modifications if any such waiver, amendment or modification would (i) extend the Maturity Date or reduce the rate or extend the time of payment of interest on the Loans or any fees payable in respect thereof or reduce the principal amount thereof or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitments or any amendment to the Borrowing Base shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) constitute a consent to the assignment or transfer by the Borrower of any of its rights or obligations under this Agreement), (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in



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accordance with all applicable laws, and (f) such participant shall not be a
Person Controlling, Controlled by or under common Control with, or which is not otherwise free from influence or control by any of the Borrower or REA.



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         Section 18.5 PLEDGE BY LENDER. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         Section 18.6 NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.

         Section 18.7 DISCLOSURE. The Borrower and REA agree that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to BankBoston Securities, Inc., assignees or participants and potential assignees or participants hereunder. The Agent and each Lender shall otherwise use reasonable efforts to hold any confidential information which it may receive from the Borrower or REA pursuant to this Agreement in confidence, except for disclosure to (i) legal counsel, accountants and other professional advisors to the Agent, any Lender, any assignee, participant, potential assignee or participant, (ii) regulatory officials having jurisdiction over Agent, any Lender or any assignee, participant, potential assignee or participant, and
(iii) as required by law or legal process or in connection with any legal proceeding to which the Agent, any Lender or any assignee, participant, potential assignee or participant is a party. Confidential information shall not include any information which is or subsequently becomes publicly available, or prior to the delivery to the Agent or the Lenders hereunder is within the possession of such party, or is disclosed with the prior written approval of the Borrower.

         Section 18.8 AMENDMENTS TO MORTGAGES. Upon any such assignment or participation, the Borrower, REA and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.

         Section 19 NOTICES.

         Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice"), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telegraph, telecopy, telefax or telex, and addressed as follows:


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         If to the Agent or BankBoston:

                  BankBoston, N.A.
                  100 Federal Street
                  Boston, Massachusetts  02110
                  Attn:  Real Estate Division

         With a copy to:

                  BankBoston, N.A.
                  115 Perimeter Center Place, N.E.
                  Suite 500
                  Atlanta, Georgia  30346
                  Attn:  Jay Johns
                  Telecopy No.:  (770) 390-8434

         If to the Borrower:

                  American Real Estate Investment, L.P.
                  620 West Germantown Pike
                  Suite 200
                  Plymouth Meeting, Pennsylvania  19462
                  Attn:  Stephen Butte
                  Telecopy No.:  (610) 834-9560

         If to REA:

                  American Real Estate Investment Corporation
                  620 West Germantown Pike
                  Suite 200
                  Plymouth Meeting, Pennsylvania  19462
                  Attn:  Stephen Butte
                  Telecopy No.:  (610) 834-9560


and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver



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

because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         Section 20 RELATIONSHIP.

         The relationship between each Lender and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

         Section 21 GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

         THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWER, REA AND THE GUARANTORS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER, REA OR THE GUARANTOR S BY MAIL AT THE ADDRESS SPECIFIED IN Section 19. EACH OF THE BORROWER, REA AND THE GUARANTORS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         Section 22 HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         Section 23 COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement



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it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 24 ENTIRE AGREEMENT, ETC.

         The Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

         Section 25 WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

         EACH OF THE BORROWER, REA, THE GUARANTORS, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER, REA, AND THE GUARANTORS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER, REA, AND THE GUARANTORS (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 25. THE BORROWER, REA AND THE GUARANTORS ACKNOWLEDGE THAT THEY HAVE HAD AN OPPORTUNITY TO REVIEW THIS
Section 25 WITH THEIR LEGAL COUNSEL AND THAT THE BORROWER, REA AND THE GUARANTORS AGREE TO THE FOREGOING AS THEIR FREE, KNOWING AND VOLUNTARY ACT.

         Section 26 DEALINGS WITH THE BORROWER.

         The Lenders and their Affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, REA, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Lender hereunder.



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         Section 27 CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower, REA or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each
Lender: a decrease in the rate of interest on or a change in the term of the Notes; a change in the amount of the Commitments of the Lenders; a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon or fee payable under the Loan Documents; a change in the amount of any fee payable to a Lender hereunder; the postponement of any date fixed for any payment of principal of or interest on the Loan; an extension of the Maturity Date; a change in the manner of distribution of any payments to the Lenders or the Agent; the release of the Borrower, REA, any Guarantor, or any Collateral except as otherwise provided herein; an amendment of the definition of Majority Lenders or of any requirement for consent by all of the Lenders; any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its Commitment Percentage; an amendment to this Section 27; an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Majority Lenders to require a lesser number of Lenders to approve such action; any amendment, modification or waiver of the definition of Borrowing Base or any definition of a term therein; or any amendment, modification or waiver of the financial covenants contained in Section 9 of this Agreement or any definition of a term therein. The provisions of Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrower, REA or the Guarantors shall entitle the Borrower, REA or any Guarantor to other or further notice or demand in similar or other circumstances.

         Section 28 SEVERABILITY.

         The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         Section 29 TIME OF THE ESSENCE.



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

         Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower, REA and the Guarantors under this Agreement and the other Loan Documents.

         Section 30 NO UNWRITTEN AGREEMENTS.

         THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 31 REMEDIES OF THE BORROWER.

         In the event that a claim is made that the Agent has, or the Lenders have, acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, the Agent has, or the Lenders have an obligation to act reasonably or promptly, each of the Borrower, REA and the Guarantors agrees to the extent permitted by law, that neither the Agent nor the Lenders shall be liable for any monetary damages, and the sole remedy of the Borrower, REA and the Guarantors shall be limited to commencing an action seeking injunctive relief or declaratory judgment. In any action or proceeding to determine whether the Agent has, or the Lenders have, acted reasonably or promptly, each of the Borrower, REA and the Guarantors agrees to the extent permitted by law, that neither the Agent nor the Lenders nor their respective agents shall be liable for any monetary damages, and the sole remedies of the Borrower, REA and the Guarantors shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether the Agent has, or the Lenders have, acted reasonably shall be determined by an action seeking declaratory judgment.

         Section 32 REA GUARANTY

         Section 32.1 THE GUARANTY. In order to induce the Lenders and the Agent to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by REA from the proceeds of the Loans, REA hereby agrees with the Agent and each of the Lenders as follows: REA hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment and performance when due, whether upon maturity, by acceleration or otherwise, of any and all of the Obligations. If any or all of the Obligations becomes due and payable hereunder, REA unconditionally promises to pay such indebtedness to the Lenders or order, on written demand, together with any and all reasonable expenses which may be incurred by the Lenders in collecting any of the Obligations, and until paid to the Lenders, such sums shall bear interest at the interest rate payable on overdue amounts set forth in Section 4.12.

         Section 32.2 BANKRUPTCY. Additionally, REA unconditionally and irrevocably guarantees the payment and performance of any and all of the Obligations to the Lenders and the Agent whether



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

or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 12.1A(h), (i) or (j), and unconditionally and irrevocably promises to pay the Obligations to the Lenders, or order, on demand, in lawful money of the United States.

         Section 32.3 NATURE OF LIABILITY. The liability of REA hereunder is exclusive and independent of any security for or other guaranty of the Obligations whether executed by REA, any Guarantor or by any other party, and the liability of REA hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or
(b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Obligations or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Lenders on the indebtedness which such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and REA waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         Section 32.4 INDEPENDENT OBLIGATION. This is a guaranty of payment and performance and not of collection. The obligations of REA hereunder are independent of the obligations of any Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against REA whether or not action is brought against any Guarantor or the Borrower and whether or not any Guarantor or the Borrower be joined in any such action or actions. Any payment or performance by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to REA.

         Section 32.5 AUTHORIZATION. REA authorizes the Agent and each of the Lenders without notice or demand (except as shall be required by applicable statue and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                   (e) change the manner, place or terms of payment or performance of, and/or change or extend the time of payment or performance of, renew, increase, accelerate or alter, any of the Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Obligations as so changed, extended, renewed or altered;

                   (f) take and hold security for the payment and performance of the Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                   (g) exercise or refrain from exercising any rights against the Borrower, any Guarantor or any other Person or otherwise act or refrain from acting;



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                   (h) release or substitute one or more of the Borrower, the
Guarantors, endorsers, and guarantors or other obligors;

                   (i) settle or compromise any of the Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lenders;

                   (j) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lenders regardless of what liability or liabilities of the Borrower remain unpaid;

                   (k) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                   (l) take any other lawful action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of REA from its liabilities under this Section 32.

         Section 32.6 PARTIAL INVALIDITY. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefore shall affect, impair or be a defense to this guaranty, and this guaranty shall be primary, absolute, irrevocable and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Obligations.

         Section 32.7 CONTINUING OBLIGATION. This guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on REA in any case shall entitle REA to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Lender to any other or further action in any circumstances without notice or demand. It is not necessary for the Agent or any Lender to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercised of such powers shall be guaranteed hereunder.



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         Section 32.8 RELIANCE. It is not necessary for the Agent or the other
Lenders to inquire into the capacity or powers of the Borrower or any Guarantor or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         Section 32.9 SUBORDINATION. Any indebtedness of the Borrower now or hereafter owing to REA is hereby subordinated to the Obligations and if the Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to REA shall be collected, enforced and received by REA for the benefit of the Lenders and be paid over to the Agent on behalf of the Lenders on account of the Obligations but without affecting or impairing in any manner the liability of REA under the other provisions of this guaranty. Prior to the transfer by REA of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to REA, REA shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, REA hereby agrees with the Lenders that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) until all Obligations have been paid in full in cash (it being understood that REA is not waiving any right of subrogation that it may otherwise have but is only waiving the exercise thereof as provided above).

         Section 32.10 WAIVER.

                    (a) REA waives any right (except as shall be required by applicable law and cannot be waived) to require the Agent or the other Lenders to (i) proceed against the Borrower, any Guarantor or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any Guarantor or any other Person or (iii) pursue any other remedy in the Agent's or the other Lender's power whatsoever. REA waives (except as shall be required by applicable law and cannot be waived) any defense to its obligations under this Section 32 based on or arising out of any defense of the Borrower, any Guarantor or any other Person, other than payment and performance in full of the Obligations, based on or arising out of the disability of the Borrower, any Guarantor or any other person, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment and performance in full of the Obligations. The Agent and the other Lenders may, at their selection, foreclose on any security held by the Agent or the other Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the other Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of REA hereunder except to the extent the Obligations have been paid or performed. REA waives any defense arising out of any such election by the Agent and the other Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of REA against the Borrower or any other party or any security.



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                   (b) REA waives, except as shall be required by applicable law and cannot be waived, all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this guaranty, and notices of the existence, creation of incurring of new or additional
Obligations. REA assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which REA assumes and incurs hereunder, and agrees that the Agent and the other Lenders shall have no duty to advise REA of information known to them regarding such circumstances or risks. REA warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

         Section 32.11 NATURE OF LIABILITY. It is the desire and intent of REA and the Lenders that this guaranty shall be enforced against REA to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of REA under this guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then, solely for purposes of this Section 32 and without relieving the Borrower or any Guarantor of liability for the Obligations, the amount of the Obligations shall be deemed to be reduced and REA shall pay the maximum amount of the Obligations which would be permissible under applicable law.

         Section 32.12 RIGHTS IN BANKRUPTCY. In the event of the business failure of REA or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to REA under federal bankruptcy law or any other applicable law or in connection with the insolvency of REA or if a liquidator, receiver, or trustee shall have been appointed for REA or REA's properties or assets, the Agent or the Lenders may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Agent and the Lenders allowed in any proceedings relative to REA, or any of REA's properties or assets, and, irrespective of whether the Obligations of the Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Agent or the Lenders shall be entitled and empowered to file and prove a claim for the whole amount of any sum or sums owing with respect to the Obligations of the Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. REA covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, REA shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Agent or the Lenders to enforce any rights of the Agent or the Lenders against REA by virtue of this guaranty or otherwise.



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         Section 32.13 SET-OFF. REA hereby grants to each Lender, as security for the full and prompt payment and performance of REA's obligations hereunder, a continuing lien on and security interest in any and all securities or other property belonging to REA now or hereafter held by such Lender and in any and all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of such Lender where the deposits are held) now or hereafter held by such Lender and other sums credited by or due from such Lender to REA or subject to withdrawal by REA; and regardless of the adequacy of any collateral or other means of obtaining repayment of such obligations, during the continuance of any Event of Default under the Notes or the other Loan Documents, each Lender may at any time and without notice to REA set-off and apply the whole or any portion or portions of any or all such deposits and other sums against amounts payable under this guaranty, whether or not any other Person or Persons could withdraw money therefrom. Any security now or hereafter held by or for REA and provided by the Borrower, or by anyone on Borrower's behalf, in respect of liabilities of REA hereunder shall be held in trust for the Lenders as security for the liabilities of REA hereunder.

         Section 32.14 ASSIGNMENT. This guaranty is assignable by any Lender in whole or in part in conjunction with any assignment of the Notes or portions thereof, and any assignment hereof or any transfer or assignment of the Notes or portions thereof by such Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to such Lender.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.



                                    BORROWER:

                                    AMERICAN REAL ESTATE INVESTMENT,
                                       L.P., a Delaware limited partnership

                                    By:    American Real Estate Investment
                                           Corporation, its general partner

                                           By:    /s/ Stephen J. Butte
                                           Name: Stephen J. Butte
                                           Title:   Vice President


                                    REA:

                                    AMERICAN REAL ESTATE INVESTMENT
                                    CORPORATION

                                           By:    /s/ Stephen J. Butte
                                           Name: Stephen J. Butte
                                           Title:   Vice President



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115 Perimeter Center Place, N.E.         BANKBOSTON, N.A., individually and as
Suite 500                                Agent
Atlanta, Georgia 30346
(770) 390-6579                           By:    /s/ Jay G. Johns
(770) 390-8434 Fax                              Name: Jay G. Johns
                                                Title: Vice President


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DLJ Capital Funding, Inc.                DLJ CAPITAL FUNDING, INC.
277 Park Avenue
New York, New York 10172
Attn: Dana Klein                         By:/s/ Dana F. Klein
Facsimile: (212) 892-7542                      Name: Dana F. Klein
                                               Title: Vice President


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301 S. College Street (DC-6)             FIRST UNION NATIONAL BANK,
Charlotte, North Carolina 28288-0600     individually and as documentation agent
Attn: Dan Sullivan
         Dave Hoagland                   By:/s/ David Hoagland
(704) 383-6441                                 Name:David Hoagland
(704) 383-6205 Fax                              Title:Vice President


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One Citizens Plaza, 4th Floor            CITIZENS BANK OF RHODE ISLAND
Providence, Rhode Island 02903
Attn: Ned Handy
          John Cooper
(401) 455-5952                           By:    /s/ Craig E. Schermerhorn
(401) 455-5410 Fax                               Name: Craig E. Schermerhorn
                                                 Title: Vice President



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1735 Market Street, 4th Floor                  MELLON BANK, N.A.
Philadelphia, Pennsylvania 19103
Attn: Robert C. Howard
(215) 553-3622                           By: /s/ Fredrick A. Felter
(215) 553-4081                               Name: Fredrick A. Felter
(215) 553-3472 Fax                           Title: Vice President


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c/o ABS/CMBS Sector                    HARTFORD LIFE AND ANNUITY
Post Office Box 1744                           INSURANCE COMPANY
Hartford, Connecticut 06144-1744
Attn: Don O'Neill                      By:   Hartford Investment Services, Inc.,
(860) 297-6733                               Its Agent and Attorney-in-Fact
(860) 297-8883 Fax

                                             By: /s/ Dennis F. Kraft
                                                Name: Dennis F. Kraft
                                                Title: Senior Vice President


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